Exhibit 10.1(b)

EXECUTION COPY

DEPOSITARY AGREEMENT

among

NOBLE ENVIRONMENTAL POWER 2006
HOLD CO, LLC,
a Delaware limited liability company
(Borrower)

and

DEXIA CREDIT LOCAL, NEW YORK BRANCH
(Administrative Agent)

and

The Bank of New York
(Depositary)

Dated as of June 22, 2007

i

ARTICLE 5 APPLICATION OF FUNDS		32

5.1	Construction Account and Test Revenue Account	32
5.2	Operating Account	36
5.3	Other Accounts	41
5.4	Application of Insurance Proceeds	57
5.5	Application of Eminent Domain Proceeds	63
5.6	Application of Certain Damages Payments; Mandatory Prepayments	63
5.7	Earnings on Accounts	65

ARTICLE 6 TERMINATION OF AGREEMENT		65

ARTICLE 7 MISCELLANEOUS		65

7.1	Notices	65
7.2	Benefit of Agreement	67
7.3	Delay and Waiver	67
7.4	Amendments	68
7.5	Governing Law	68
7.6	Submission to Jurisdiction	69
7.7	WAIVER OF JURY TRIAL	69
7.8	Severability	69
7.9	Headings	70
7.10	Successors and Assigns	70
7.11	Entire Agreement	70
7.12	Consequential Damages	70
7.13	Survival of Agreements	71
7.14	Further Information	71
7.15	Additional Depositary Provisions	71
7.16	Counterparts	72
7.17	Third Party Beneficiaries	72

ii

Schedule A – Telephone Numbers for Call-backs and Person(s) Designated to Confirm Payment Instructions

Appendix I – Wire Instructions for the Accounts

Exhibit A – Form of Withdrawal/Transfer Certificate

Exhibit B – Form of Distribution Certificate

iii

This DEPOSITARY AGREEMENT, dated as of June 22, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among NOBLE ENVIRONMENTAL POWER 2006 HOLD CO, LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Borrower”), DEXIA CREDIT LOCAL, NEW YORK BRANCH, as administrative agent for the Secured Parties (in such capacity, “Administrative Agent”), and The Bank of New York, a New York banking corporation, as depositary agent, bank and securities intermediary (in such capacities, “Depositary”).

RECITALS

A.             Borrower intends to develop, construct, install, test, own, operate, maintain and use, in each case through its wholly-owned subsidiaries, (i) an approximately 100.5 MW wind powered electric generating facility located in Bliss, New York, (ii) an approximately 100.5 MW wind powered electric generating facility located in Clinton, New York, and (iii) an approximately 81 MW wind powered electric generating facility located in Ellenburg, New York (each, a “Project” and, collectively, the “Projects”).

B.              In order to partially finance the development, construction, installation, testing, operation, maintenance and use of the Projects, Borrower has entered into that certain Financing Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), among Borrower, the financial institutions from time to time parties thereto (collectively, the “Lenders”), Dexia Credit Local, New York Branch, as Lead Arranger, Joint Bookrunner, Technical and Documentation Agent, Co-Syndication Agent, LC Fronting Bank, and as Administrative Agent for the Lenders and HSH Nordbank AG, New York Branch, as Lead Arranger, Joint Bookrunner and Co-Syndication Agent, pursuant to which, among other things, Lenders have extended commitments to make loans and other financial accommodations to, and for the benefit of, Borrower.

C.              It is a condition precedent to the effectiveness of the Financing Agreement and the other Financing Documents, and the making of the advances of credit contemplated thereby, that Borrower shall have executed this Agreement.

D.              In order to further secure and support Borrower’s obligations to the Lenders under the Financing Documents, Borrower is entering into this Agreement, pursuant to which, among other things, Borrower will grant to Administrative Agent, for the benefit of the Lenders, and Administrative Agent will have a perfected first priority security interest in the Accounts and in all financial assets held therein or credited thereto and all proceeds thereof.

E.              Depositary has agreed to act as depositary agent, bank and securities intermediary pursuant to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein, and in order to induce Lenders to enter into the Financing Agreement and to make the loans and other financial accommodations contemplated thereby, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees with Administrative Agent and Depositary, for the benefit of the Secured Parties, as follows:

ARTICLE 1
DEFINED TERMS

1.1           Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

“AA Response” has the meaning given in Section 5.4(d).

“Account Holder” means, for each Account, the account holder in the first column of the chart in Sections 2.1(b) and 5.3(a) titled Account Holder.

“Accounts” has the meaning given in Section 2.1(b).

“Administrative Agent” has the meaning given in the Preamble to this Agreement.

“Authorized Signatory” has the meaning given in Section 3.6.8.

“Bliss Construction Account” has the meaning given in Section 2.1(b).

“Bliss Construction Working Capital Account” has the meaning given in Section 5.3(a)(i).

“Borrower” has the meaning given in the Preamble to this Agreement.

“Claim” has the meaning given in Section 3.6.5(a).

“Clinton Construction Account” has the meaning given in Section 2.1(b).

“Clinton Construction Working Capital Account” has the meaning given in Section 5.3(a)(i).

“Construction Working Capital Accounts” means the Ellenburg Construction Working Capital Account, the Clinton Construction Working Capital Account and the Bliss Construction Working Capital Account.

“CS Control Agreement” means the CS Control Agreement dated as of June 22, 2007 among the Borrower, the Energy Hedge Provider and Depositary.

“Depositary” has the meaning given in the Preamble to this Agreement.

“Distributable Cash” has the meaning given in Section 5.2(a)(xvi).

“Distribution Certificate” means a Distribution Certificate substantially in the form attached hereto as Exhibit B.

“Distribution Reserve Requirement” has the meaning given in Section 5.3(f)(ii)(a).

“Ellenburg Construction Account” has the meaning given in Section 2.1(b).

“Ellenburg Construction Working Capital Account” has the meaning given in Section 5.3(a)(i).

“EPC Contractor Construction Account” has the meaning given in Section 2.1(b).

“EPC Subcontract” means a subcontract under an EPC Contract.

“Establishment Date” means, for each Account, the corresponding date, as applicable, in the (i) fourth column of the chart in Section 2.1(a) titled Establishment Date or (ii) fifth column of the chart in Section 2.1(b) titled Establishment Date.

“Financial Assets” has the meaning given in Section 3.1(c).

“Financing Agreement” has the meaning given in the Recitals to this Agreement.

“Indemnitee” has the meaning given in Section 3.6.5.

“Insurance Conditions Deadline” has the meaning given in Section 5.4(c).

“Insurance Proceeds Submission” has the meaning given in Section 5.4(d).

“Lenders” has the meaning given in the Recitals to this Agreement.

“NEP Guarantee Draw Amount” means the amount, if any, drawn under the NEP Guarantee as contemplated under clause (c) of the definition of “Specified  Purposes” in the NEP Guarantee, as required by the NEP Guarantee.

“Operations Working Capital Account” has the meaning given in Section 5.3(a)(iv).

“Project Company Construction Accounts” means the Bliss Construction Account, the Clinton Construction Account and the Ellenburg Construction Account.

“Securities Intermediary” has the meaning given in Section 3.1(b).

“Serial Defect” means that the same defect or deficiency shall have occurred in the same part or component of twenty percent (20%) or more of the WTGs.

“Serial Defect Reserve Amount” means $5,317,286.

“Test Revenues” means any revenues earned and payments received on account thereof by any Noble Entity from and after the date hereof until (but excluding) the Term - Conversion Date.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in the Accounts and all financial assets and/or cash deposited therein is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

“Withdrawal/Transfer Certificate” means a Withdrawal/Transfer Certificate substantially in the form attached hereto as Exhibit A.

“Working Capital Account Bank” has the meaning given in Section 5.3(a).

1.2           Financing Agreement and UCC Definitions. Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings provided in Exhibit A to the Financing Agreement or, if not defined therein, the UCC.

1.3           Rules of Interpretation. Unless otherwise provided herein, the rules of interpretation set forth in Exhibit A to the Financing Agreement shall apply to this Agreement, including its preamble and recitals.

ARTICLE 2

ESTABLISHMENT AND ADMINISTRATION OF ACCOUNTS

2.1        Establishment of Accounts.

(a)        Depositary hereby agrees and confirms that it has established, or will establish on or prior to the Establishment Date, and will maintain until the termination of this Agreement in accordance with Article 4 or as otherwise expressly set forth herein, each of the following segregated, special, collateral accounts listed below (each to be referred to herein by the defined term provided), in the name of Administrative Agent and under the exclusive “control” of Administrative Agent (except as provided in the CS Control Agreement) pursuant to Sections 3.1(c) through (f), as applicable:

Name of Account at Depositary	Account Number	Defined Term for Account	Establishment Date
Portfolio Wind Generation Projects - Construction Account	###	“Construction Account”	Financial Closing Date

Portfolio Wind Generation Projects - Test Revenue Account	###	“Test Revenue Account”	Financial Closing Date

Portfolio Wind Generation Projects - Insurance Proceeds Account	###	“Insurance Proceeds Account”	Financial Closing Date

Portfolio Wind Generation Projects - Non-Insurance Proceeds Damage Restoration Account	###	“Non-Insurance Proceeds Damage Restoration Account”	Financial Closing Date

Portfolio Wind Generation Projects - Operating Account	###	“Operating Account”	Financial Closing Date

Portfolio Wind Generation Projects - O&M and CapEx Reserve Account	###	“O&M and CapEx Reserve Account”	Term- Conversion Date

Portfolio Wind Generation Projects - Additional Maintenance Account	###	“Additional Maintenance Account”	Term- Conversion Date

Portfolio Wind Generation Projects - Debt Service Reserve Account	###	“Debt Service Reserve Account”	Term- Conversion Date

Portfolio Wind Generation Projects - GE Distribution Reserve Account	###	“GE Distribution Reserve Account”	Term- Conversion Date

Portfolio Wind Generation Projects - Distribution Reserve Account	###	“Distribution Reserve Account”	Term- Conversion Date

Portfolio Wind Generation Projects - Completion Reserve Account	###	“Completion Reserve Account”	Term- Conversion Date

(b)        Project Company Construction Accounts. Depositary hereby agrees and confirms that it has established, or will establish on or prior to the Establishment Date, and will maintain until the termination of this Agreement in accordance with Article 4 or as otherwise expressly set forth herein, each of the following segregated, special, collateral accounts below (each to be referred to herein by the defined term provided, and collectively with the accounts described in, and established pursuant to, Section 2.1(a), the “Accounts”), in the name of the Account Holder listed in the first column below and under the exclusive “control” of Administrative Agent, (except as provided in the CS Control Agreement) pursuant to Sections 3.1(c) through (f), as applicable:

Account Holder	Name of Account at Depositary	Account Number	Defined Term for Account	Establishment Date
NBW	Portfolio Wind Generation Projects – Construction Account of Noble Bliss Windpark, LLC, as agent for the Wyoming County Industrial Development Agency, for the construction of Project	###	“Bliss Construction Account”	Financial Closing Date

Account Holder	Name of Account at Depositary	Account Number	Defined Term for Account	Establishment Date
(Bliss)

NCW	Portfolio Wind Generation Projects – Construction Account of Noble Clinton Windpark I, LLC, as agent for the Clinton County Industrial Development Agency, for the construction of Project (Clinton)	###	“Clinton Construction Account”	Financial Closing Date

NEW	Portfolio Wind Generation Projects – Construction Account of Noble Ellenburg Windpark, LLC, as agent for the Clinton County Industrial Development Agency, for the construction of Project (Ellenburg)	###	“Ellenburg Construction Account”	Financial Closing Date

Noble Constructors, LLC	Portfolio Wind Generation Projects – EPC Contractor Construction Account	###	“EPC Contractor Construction Account”	Financial Closing Date

(c)        Depositary also hereby agrees and confirms that it has established, or will establish on or prior to the Term-Conversion Date and will maintain until the termination of this Agreement in accordance with Article 4 or as otherwise expressly set forth herein, the Distributable Cash Account in the name of and under the exclusive control of the Borrower. Notwithstanding anything to the contrary herein the Distributable Cash Account shall not be considered an “Account” under the Financing

Documents and the Lenders and the Administrative Agent shall not be granted any security interest in or a lien on the Distributable Cash Account nor have any rights with respect thereto.

(d)           Wire instructions for each of the Accounts are set forth on Appendix I attached hereto.

2.2        Event of Default.

(a)        Upon the occurrence and during the continuation of an Event of Default and after written notice to Borrower and Depositary, at the election of Administrative Agent, and without limiting Administrative Agent’s or any other Secured Party’s rights or remedies herein or under any of the other Collateral Documents (i) Administrative Agent shall have the right (but not the obligation) to direct Depositary in writing to administer the Accounts and disburse funds therefrom (and, upon the exercise of such right, Depositary shall comply with any such written directions) in accordance with the Financing Agreement and Security Agreement, and (ii) Depositary shall execute and deliver (or cause to be executed and delivered) to Administrative Agent all proxies and other instruments as Administrative Agent may reasonably request in writing for the purpose of enabling Administrative Agent (on behalf of the Secured Parties) to exercise any voting or other consensual rights pertaining to the Accounts and the funds therein in accordance with the Financing Agreement and Security Agreement.

(b)        Notwithstanding anything to the contrary in this Agreement and without limiting anything set forth in clause (a) above, but subject to Section 5.2(b), (i) from and after the mailing or successful transmittal of a telecopy to Borrower and receipt by Depositary of written notice from Administrative Agent or Borrower that an Event of Default exists and is continuing and until such time as Depositary receives written notice from Administrative Agent that such Event of Default no longer exists (which Administrative Agent shall promptly deliver following the cure of such Event of Default), Depositary shall not accept any instructions or certificates from Borrower and shall only withdraw or transfer amounts in the Operating Account at the written direction or with the written consent of Administrative Agent, and (ii) from and after Depositary’s receipt of written notice from Administrative Agent or Borrower that an Event of Default exists and until the earlier to occur of (A) such time as Depositary receives written notice from Administrative Agent that such Event of Default no longer exists (which notice Administrative Agent shall promptly deliver following the cure of such Event of Default) and (B) such time as Administrative Agent notifies Depositary in writing of any other application of such amounts, Depositary shall at the direction of Administrative Agent apply amounts in the Operating Account to the payment categories specified in Section 5.2(a)(i) through Section 5.2(a)(xii), as determined by the Administrative Agent.

2.3        Permitted Investments.

2.3.1     Directing the Making of Investments. Pending the application of funds in accordance with Section 5.2(a), any cash held in Accounts maintained hereunder shall be invested in Permitted Investments from time to time by Depositary at the expense and risk of Borrower (a) as directed in writing by Borrower, (i) so long as Administrative Agent has not notified Depositary that an Event of Default has occurred and is continuing or (ii) after Administrative Agent has delivered a written notice to Depositary that any such Event of Default no longer exists, (which notice Administrative Agent shall promptly deliver following the cure of such Event of Default), and (b) as directed in writing by Administrative Agent, if Administrative Agent has notified Depositary that an Event of Default has occurred and is continuing (until such time, if ever, as Administrative Agent notifies Depositary that any such Event of Default no longer exists, which notice Administrative Agent shall promptly deliver following the cure of such Event of Default); provided, however, that, if Borrower fails to so direct Depositary, or if there exists an Event of Default and Administrative Agent fails to so direct Depositary, by 11:00 a.m. on the date on which the term of any Permitted Investment terminates, amounts in respect of such terminating Permitted Investment shall be reinvested in one or more short-term market instruments including, but not limited to, marketable obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, bank instruments, corporate debt securities issued by U.S. or foreign companies, commercial paper, demand instruments, adjustable rate obligations, asset- backed securities, restricted securities, fully collateralized repurchase agreements or money market funds subject to the requirements of the Investment Company Act of 1940, as amended, invested in any one or more of the aforementioned types of instruments, in each case which are either (i) insured by the Federal Deposit Insurance Corporation, or (ii) held in banks (including any Lender) and savings and loan associations, having general obligations rated at least “AA” or equivalent by S&P or Moody’s, or if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security described in clauses (a) or (b) of the definition of Permitted Investments, of a market value of no less than the amount of moneys so invested; provided, further, that Depositary’s obligation to invest such amounts is conditioned upon receipt by Depositary of a valid Form W-9 of the Internal Revenue Service of the United States in accordance with Section 2.3.3. The right to direct the manner of investment includes, but is not limited to, the right (i) to direct Depositary to sell any Permitted Investment or hold it until maturity and (ii) upon any sale at maturity of any Permitted Investment, to direct Depositary to reinvest the proceeds thereof, plus any interest received by Depositary thereon, in Permitted Investments or to hold such proceeds and interest for application pursuant to the terms of this Agreement. No Secured Party shall have any liability for any loss resulting from any such investment other than any such loss caused solely by such Secured Party’s willful misconduct or gross negligence.

2.3.2     Application of Permitted Investments. Permitted Investments purchased upon the direction of Borrower or Administrative Agent, as the case may be, under the provisions of this Agreement by Depositary shall be deemed at all times to be a part of the Account from which funds were withdrawn in order to acquire the Permitted Investment and shall be deemed to constitute funds on deposit in and credited to such Account, and the income or interest earned and gains realized in excess of losses suffered by an Account due to the investment of funds deposited therein shall be credited and retained in the particular Account in respect of which the Permitted Investment was purchased, except as expressly provided by the terms hereof.

2.3.3     Earnings. All earnings on funds in any Account maintained hereunder shall be credited to Borrower (or the Account Holder, as applicable) for tax reporting purposes. Depositary shall provide Borrower and Administrative Agent a statement with respect to all interest earned on any Account as of the close of each calendar year for which income is earned on the Accounts. Borrower shall provide Depositary with its taxpayer identification number, documented, to the extent necessary, by an appropriate executed Form W-9, upon execution of this Agreement. The Form W-9 shall, to the extent necessary, be renewed as required by the Internal Revenue Service of the United States and provided to Depositary. Depositary shall be entitled to rely on an opinion of legal counsel (which may be counsel of Borrower) in connection with the reporting of any earnings with respect hereto. In no event shall Depositary be liable or responsible for the payment of taxes on any income earned on the Accounts.

2.3.4     Liquidation of Investments for Distributions. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent is hereby authorized to direct Depositary to liquidate or direct the liquidation of any Permitted Investment (without regard to maturity) in order to make or cause to be made any application required by any provision contained in Article 5. In furtherance, and not in limitation, but without duplication, of any other indemnity or limitation of liability with respect to Administrative Agent or Depositary contained herein or in any other Financing Document, neither Administrative Agent nor any other Secured Party shall in any way be liable for any losses suffered by Borrower, including losses due to early liquidation or market risk, which are a result of Administrative Agent’s exercise of its authority under this provision (other than any such losses arising from such Secured Party’s gross negligence or willful misconduct).

2.3.5     Value of Permitted Investments. Permitted Investments credited to any Account shall be valued at their then-current market value.

2.3.6     Security Interest in Permitted Investments. Whenever Depositary purchases a Permitted Investment not represented or evidenced by certificates or instruments capable of possession, Depositary shall notify Administrative Agent in writing of such purchase and, upon the request of Administrative Agent, deliver such information to Administrative Agent as may be reasonably necessary to enable Administrative Agent to take all necessary action, including giving confirmations and notices to record Administrative Agent’s interest therein, all as required by the UCC to perfect a first priority security interest for the benefit of Administrative Agent (on behalf of the Secured Parties). Without limiting the foregoing, whenever Depositary purchases a Permitted Investment which is a certificate of deposit, Depositary shall simultaneously or promptly thereafter notify the issuer of the certificate of deposit in writing as follows: Dexia Credit Local, New York Branch, as Administrative Agent for the Secured Parties, has a security interest in and pledge of the certificate(s) of deposit being purchased this day by The Bank of New York, as Depositary and bailee on behalf of Administrative Agent and the other Secured Parties.

2.4        Monies Received by Borrower. In the event that Borrower or any Project Company receives any Project Revenues, Insurance Proceeds or other amounts required by the terms hereof or the Financing Agreement to be deposited into any Account, Borrower shall, or shall cause the applicable Project Company to, without any notice or demand whatsoever, promptly deliver the same to Depositary for application in accordance with the terms of this Agreement and the Financing Agreement. Except as provided herein, no amount held in any Account maintained hereunder shall be disbursed except in accordance with the provisions of Articles 4 and 5 of this Agreement and the other provisions of the Financing Agreement and Security Agreement.

2.5        Books of Account; Statements. Depositary shall maintain books of account and record therein all deposits into and transfers to and from the Accounts and all investment transactions effected by Depositary pursuant to the terms hereof, and any such recordation shall constitute prima facie evidence of the information recorded. Not later than the fifth Banking Day of each month after the Financial Closing Date, Depositary shall deliver to Borrower, with a copy to Administrative Agent, a statement setting forth the transactions in each Account during the preceding month (including, without limitation, deposits, withdrawals and transfers from and to such Account) and specifying the Project Revenues, Insurance Proceeds, equity contributions, Permitted Investments, investment income earned and other amounts held in each such Account at the close of business on the last Banking Day of the preceding month. In addition, Depositary shall promptly respond (during normal business hours) to requests by Administrative Agent or Borrower for information regarding deposits, investments and transfers into, in respect of and among Accounts.

2.6        Adequate Instruction; Sufficiency of Funds.

(a)        Notwithstanding anything to the contrary contained in this Agreement, but subject to the last sentence of Section 7.1, in the event that Depositary receives any monies in respect of any Noble Entity, NEP or any Project without adequate instruction as to the Account into which such monies are to be deposited, Depositary shall promptly deposit such monies into (i) prior to the Term-Conversion Date, the Construction Account (for purposes of this sentence, the Term-Conversion Date shall be deemed to have occurred at such time as the Administrative Agent so notifies Depositary, which notice Administrative Agent shall promptly deliver upon satisfaction or waiver of the conditions to Term-Conversion in accordance with the Financing Agreement) and (ii) thereafter, the Operating Account, keeping such records as may be necessary to adequately distinguish such monies from other funds held in such Account, and shall immediately thereafter notify Borrower and Administrative Agent of the receipt of such monies.

(b)        Notwithstanding anything to the contrary contained in this Agreement, to the extent that there are insufficient funds in the relevant Account to make a payment, transfer or withdrawal requested from such Account, Depositary shall (i) promptly notify Administrative Agent and Borrower of such deficiency and (ii) thereafter, unless it promptly receives contrary written instructions from Administrative Agent (or Borrower, so long as no Event of Default has occurred and is continuing), make such payment, transfer or written withdrawal to the extent of such funds.

ARTICLE 3
SECURITY AND RELATED PROVISIONS; SECURITIES INTERMEDIARY

3.1           Securities Accounts; Deposit Accounts; the Depositary.

(a)           Acceptance of Appointment of Depositary. The Depositary is hereby appointed to act as Depositary and it hereby agrees to act as Depositary under the express terms of this Agreement. Each of the Administrative Agent and the Borrower hereby acknowledges that the Depositary shall act solely as Depositary under the express terms of this Agreement.

(b)           Depositary. The Depositary, as securities intermediary (the “Securities Intermediary”) with respect to the Accounts, hereby agrees and confirms that it has established such Accounts, and the Distributable Cash Account as set forth and defined in this Agreement and shall maintain such Accounts in accordance with the terms hereof. Amounts shall be deposited into, managed and administered, and withdrawn from each of the Accounts in strict accordance with the provisions of this Agreement, the Financing Agreement and the Security Agreement.

(c)           Securities Accounts. The Securities Intermediary and the Borrower agree that (i) each such Account established by Securities Intermediary is and will be maintained as a “securities account” (within the meaning of Section 8-501(a) of the UCC); (ii) the Administrative Agent is an “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) in respect of the “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC and including cash, the “Financial Assets”) credited to such Accounts; and (iii) all Financial Assets in registered form or payable to or to the order and credited to any such Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any such Account be registered in the name of the Borrower, payable to the order of the Borrower or specially endorsed to the Borrower except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank.

(d)           Each item of property (including a security, security entitlement, investment property, instrument or obligation, share, participation, interest, cash or other property whatsoever) credited to any Account shall be treated as a Financial Asset. Until this Agreement shall terminate in accordance with the terms hereof, the Administrative Agent shall have sole “control” (within the meaning of Section 8-106(d)(1) and (2) of the UCC) of all “security entitlements” (within the meaning of Section 8-102(a)(17) of the UCC) with respect to the Financial Assets credited to the Accounts. All property delivered to the Securities Intermediary pursuant to this Agreement will be promptly credited to the Accounts. If after receipt of a notice from the Administrative Agent that an Event of Default has occurred and is continuing, the Securities Intermediary shall receive any entitlement order from the Administrative Agent directing transfer or redemption of any Financial Asset relating to any Account in accordance with this Agreement, the Securities Intermediary shall comply with such entitlement order without further consent by the Borrower or any other Person. Depositary hereby represents that it has not entered into, and agrees that, until the termination of this Agreement, it will not enter into, any agreement with any other Person in respect of any of the Accounts pursuant to which it would agree to comply with such entitlement orders, other orders or instructions made by such Person, (except as provided in the CS Control Agreement).

(e)           Deposit Accounts. In the event that the Accounts are not considered “securities accounts” (within the meaning of Section 8-501(a) of the UCC) under any applicable Legal Requirement, the Accounts shall be deemed to be “deposit accounts” (within the meaning of Section 9-102(a)(29) of the UCC), which the Administrative Agent shall maintain with the Securities Intermediary acting not as a securities intermediary but as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC). The Administrative Agent shall be deemed the customer of the Securities Intermediary for purposes of the Accounts and as such shall be entitled to all the rights that customers of banks have under applicable Legal Requirements with respect to deposit accounts, including the right to withdraw funds from, or close, the Accounts in accordance with this Agreement. The Securities Intermediary shall not have title to the funds on deposit in the Accounts, and shall credit the Accounts with all receipts of interest, dividends and other income received on the property held in the Accounts. Until this Agreement shall terminate in accordance with the terms hereof, the Administrative Agent shall have sole “control” (within the meaning of
Section 9-104(a)(2) and (3) of the UCC) of the Accounts, except as provided in the CS Control Agreement. All funds delivered to the Securities Intermediary pursuant to this Agreement will be promptly credited to the Accounts. If at any time the Securities Intermediary shall receive any instruction from the Administrative Agent in accordance with this Agreement directing disposition of the funds in the Accounts in accordance with this Agreement, the Securities Intermediary shall comply with such instruction without further consent by the Borrower or any other Person. Depositary hereby represents that it has not entered into, and agrees that, until the termination of this Agreement, it will not enter into, any agreement with any other Person in respect of any of the Accounts pursuant to which it would agree to comply with such instruction or other instructions made by such Person.

(f)            Dominion and Control. In the event that the Accounts are not considered “securities accounts” or “deposit accounts” (each as defined in the UCC) under applicable Legal Requirements or a security interest cannot be granted and perfected in the Accounts under the UCC, then the Accounts and all property deposited therein shall be deemed under the dominion and control of the Administrative Agent (except as provided in the CS Control Agreement) and the Securities Intermediary will act and will be deemed to be acting as the Administrative Agent’s agent in respect of the Accounts for the purpose of maintaining such dominion and control for the purpose of the creation and perfection of security interests in favor of the Administrative Agent.

(g)           Account Name Changes. Depositary shall not change the name of or account number for any Account without the prior written consent of Administrative Agent, such consent not to be unreasonably withheld, and ten (10) Banking Days prior notice to Borrower.

(h)           Notwithstanding anything to the contrary contained herein, the Administrative Agent shall have a first-priority perfected security interest in the Accounts and all amounts on deposited or credited thereto and all other property or collateral described herein, subject to Permitted Liens. In addition, all instructions and direction to be given under and pursuant to this Agreement shall, until termination of this

Agreement in accordance with Article 6 hereof, be given solely by Administrative Agent or Borrower as provided herein without giving effect to any instruction or direction given by the Junior Creditor (as defined in the CS Control Agreement) under the CS Control Agreement or otherwise.

3.2           Certain Rights and Powers in Respect of Accounts and Funds.

3.2.1        Rights to Accounts. Borrower shall not make, attempt to make or consent to the making of, any withdrawal or transfer from any Account except in accordance with the terms and conditions of this Agreement, the Financing Agreement and the Security Agreement. Borrower shall not have any rights or powers with respect to the remittance of amounts credited to, the disbursement of credited amounts out of, or the investment of credited amounts in, the Accounts, except to have amounts credited thereto or invested in accordance with this Agreement, the Financing Agreement and the Security Agreement.

3.2.2        Certain Additional Powers of Administrative Agent and Depositary.

(a)        Administrative Agent and, where appropriate, Depositary will have the right, but not the obligation, to:

(i)            refuse any item for deposit in any Account, which is not in accordance with this Agreement or the Financing Agreement; and

(ii)           refuse to honor any request for transfer from any Account which is not consistent with this Agreement or the Financing Agreement.

If Borrower fails to perform any agreement contained herein within the time allotted for such performance, Administrative Agent may (but is not obligated to) itself perform, or cause the performance of, such agreement, and the reasonable expenses of Administrative Agent incurred in connection therewith shall be payable by Borrower upon written demand including reasonable detail. Administrative Agent shall promptly notify Borrower of any actions taken under this clause (a).

(b)           Borrower hereby irrevocably constitutes and appoints Administrative Agent as Borrower’s true and lawful attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower from time to time in Administrative Agent’s discretion, if an Event of Default shall have occurred and be continuing, to take any action and to execute any instrument which Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(A)        to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Accounts or the proceeds of financial assets held therein or credited thereto;

(B)         to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) above;

(C)         to file any claims or take any action or institute any proceedings which Administrative Agent may deem necessary or desirable for the collection of any of the Accounts or the proceeds of financial assets held therein or credited thereto or otherwise to enforce the rights of Administrative Agent with respect to any of the Accounts or the proceeds of financial assets held therein or credited thereto, provided that, with respect to this clause (C), such rights shall be exercised in accordance with Section 3.7; and

(D)         to perform the affirmative obligations of Borrower hereunder.

Borrower hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 3.2.2 is irrevocable and coupled with an interest.

(c)           With respect to the powers and rights granted to Administrative Agent in Article 5, notwithstanding the absence of any Default or Event of Default, Borrower hereby constitutes and appoints Administrative Agent as Borrower’s true and lawful attorney-in-fact with full authority in the place and stead of Borrower and in the name of Borrower to make the direct payments as specified and as permitted in such

Article 5; and this power of attorney shall be deemed to be a power coupled with an interest and shall be irrevocable. No further direction or authorization from Borrower shall be necessary to warrant or permit Administrative Agent to direct such payments in accordance with the foregoing sentence and Article 5.

(d)           The powers conferred on Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Accounts and the proceeds of financial assets held therein or credited thereto and shall not impose any duty on Administrative Agent to exercise any such powers. Except for the reasonable care of any Account or Permitted Investment in its possession or under its control (as the case may be), the performance of its respective obligations hereunder or the other Financing Documents, and the accounting for moneys actually received by it hereunder, Administrative Agent shall have no duty as to any Account or the proceeds of financial assets held therein or credited thereto, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any such Account or proceeds. Each of Depositary and Administrative Agent is required to exercise reasonable care in the custody and preservation of any Account in its possession or under its control (as the case may be); provided, however, that (i) Depositary in any event shall be deemed to have exercised reasonable care in the custody and preservation of any Account if it takes such action for that purpose as Administrative Agent or, at times other than upon the occurrence and during the continuance of any Event of Default, Borrower reasonably requests in writing (and in accordance with the terms of this Agreement) or otherwise acts in accordance with the requirements of Section 3.6.3, but, notwithstanding the foregoing, the failure of Depositary to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care, and (ii) Administrative Agent in any event shall be deemed to have exercised reasonable care in the custody and preservation of any Account if it takes such action for that purpose as Borrower reasonably requests in writing (and in accordance with the terms of this Agreement) at times other than upon the occurrence and during the continuance of any Event of Default, but, notwithstanding the foregoing, the failure of Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care. Nothing in this Section 3.2 shall be construed as limiting

Administrative Agent’s maintenance of “control” (within the meaning of Section 9-104(a)(2) and (3) or Section 8-106(d)(1) and (2), as applicable, of the UCC) over the Accounts.

3.3           Security Interest.

3.3.1        Grant. To secure the timely payment in full in cash and performance in full of the Obligations, Borrower does hereby collaterally assign, grant and pledge to, and grant a Lien on and a security interest in favor of, Administrative Agent, on behalf of and for the sole and exclusive benefit of the Secured Parties in, all the estate, right, title, interest and security entitlements of Borrower, whether now owned or hereafter acquired, in all Accounts and in all financial assets including Permitted Investments held therein or credited thereto and all proceeds thereof, including all rights of Borrower to receive moneys due in respect of all Accounts, all claims with respect to any Account, all income or gain earned in respect of the financial assets held in or credited to any Account, all Insurance Proceeds, Eminent Domain Proceeds and payments described in Section 5.6  credited to or deposited in any Account, and all proceeds receivable or received when any Account is collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily. No Noble Entity shall have any rights or powers with respect the Accounts, the contents of the Accounts or any proceeds with respect thereto except as expressly provided in this Agreement.

3.3.2        Acknowledgment. Depositary hereby acknowledges the security interest in, and the pledge by Borrower to Administrative Agent, for the benefit of the Secured Parties, of all of Borrower’s security entitlements to the Accounts and all financial assets including Permitted Investments held therein or credited thereto and all proceeds thereof, and Depositary will so indicate on the records maintained by Depositary with respect to the Accounts. Depositary agrees to hold all such security entitlements and financial assets in its custody and in trust for the purposes of, and on the terms set forth in, this Agreement.

3.4           Perfection; Further Assurances. Borrower agrees that from time to time it shall promptly execute and deliver all instruments and documents, and take all actions, that may be reasonably necessary, or that Administrative Agent may reasonably request, in order to perfect and protect the assignment and security interest granted or intended to be granted hereby or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to the Accounts, all financial assets held therein or credited thereto and all proceeds thereof. Without limiting the generality of the foregoing, Borrower hereby authorizes the filing of such financing or continuation statements, or amendments thereto, and shall execute and deliver such other instruments, endorsements or notices, as may be reasonably necessary or as Administrative Agent may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby. Nothing in this Section 3.4 shall be construed as limiting the obligations of Borrower under Section 5.13 of the Financing Agreement or under the Collateral Documents.

3.5           Other Liens; Adverse Claim.

(a)                Borrower represents and warrants that:

(i)         it has not assigned any of its rights under the Accounts except as permitted herein or by the other Financing Documents and the Junior Security Documents;

(ii)        it has not executed and has no Knowledge of any effective financing statement, security agreement, control agreement or other instrument similar in effect covering all or any part of the Accounts, except such as may have been filed in connection with this Agreement or the other Financing Documents, the CS Control Agreement and other Permitted Liens; and

(iii)       it has full power and authority to grant a security interest in and assign its right, title and interest in the Accounts and all financial assets held therein or credited thereto and all proceeds thereof hereunder, subject to Permitted Liens. Borrower represents, warrants and covenants that it has not granted, and shall not grant, to any Person (other than Administrative Agent) any interest in any of the Accounts except such as may have been granted in connection with this Agreement, the Junior Security Documents or the Permitted Liens and that it has kept, and shall keep, the Accounts free from all other Liens (other than Permitted Liens).

(b)           Depositary represents and warrants that to its knowledge without any independent investigation there is no Lien on any of the Accounts other than Permitted Liens, other than the claims and interest of the parties as provided herein. In the event that Depositary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Account or any security entitlement credited thereto other than Permitted Liens, Depositary hereby agrees that such security interest shall be subordinate to the security interest of Administrative Agent for the benefit of the Secured Parties.

(c)           Depositary represents and warrants that to its knowledge without any independent investigation it has no notice of any adverse claim to the financial assets deposited in or credited to the various Accounts or to security entitlements with respect thereto.

(d)           The financial assets credited to the Accounts shall not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than Administrative Agent (except for Permitted Liens and to the extent of returned items and chargebacks either for uncollected checks or other items of payment and transfers previously credited to one or more of the Accounts and Borrower and Administrative Agent hereby authorize Depositary to debit the relevant Accounts for such amount).

3.6           Duties and Certain Rights of Depositary.

3.6.1        General. The duties of Depositary shall be determined solely by the express provisions of this Agreement and no implied duties, covenants or obligations shall be read into this Agreement against Depositary.

3.6.2        Negative Pledge. Depositary hereby agrees that it shall not grant, any security interests in the Accounts or the financial assets that it is obligated to maintain under this Agreement except such as may be granted in connection with this Agreement or the Permitted Liens.

3.6.3        Degree of Care. Depositary shall exercise at least the level of care it exercises with respect to its own funds and, in all events, reasonable care, in administering and accounting for amounts credited to the Accounts and the Permitted Investments purchased with such amounts.

3.6.4        Action Upon Notices; Exercise of Judgment. Depositary may conclusively rely on Administrative Agent or Borrower in determining whether a Default, an Event of Default, the Term-Conversion Date, Completion or the Final Completion Date has occurred (it being acknowledged and agreed that if Depositary receives any conflicting notices, orders, requests, waivers, consents, receipts or other papers or documents hereunder, the applicable notice from Administrative Agent shall control in the absence of manifest error). Depositary shall be permitted to conclusively rely and act upon any notice, order, request, waiver, consent, receipt or other paper or document (whether in its original or facsimile form) reasonably believed by Depositary to be signed by Administrative Agent, Borrower or any other authorized Person. Depositary shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which Depositary may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct. Depositary shall have duties only as set forth herein.

3.6.5        Indemnification and Liability.

(a)             Borrower shall indemnify, defend and hold harmless Depositary and its officers, directors, shareholders, controlling persons, employees, and agents (collectively, the “Indemnitees”) from and against and reimburse the Indemnitees for any and all claims, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, actions, suits, judgments, costs and expenses (including reasonable attorney’s fees of a single counsel, plus a single local counsel if required, and additional counsel solely to the extent the Indemnitees have inconsistent or conflicting defenses or the circumstances giving rise to such indemnification would create an ethical conflict for such single counsel) of whatever kind or nature, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed against any such

Indemnitee (collectively, “Claims”) in any way relating to, or arising out of or in connection with this Agreement.

(b)             The foregoing indemnities shall not apply with respect to an Indemnitee, to the extent of a Claim arising solely as a result of the (i) gross negligence or willful misconduct of such Indemnitee (or such Indemnitee’s officers, directors, shareholders, controlling persons, employees and agents) as determined by a final non-appealable judgment of a court of competent jurisdiction, but shall continue to apply to all other Indemnitees or (ii) action or inaction (to the extent a duty to act existed on the part of such Indemnitee) of another Indemnitee.

(c)             The provisions of this Section 3.6.5 shall survive foreclosure under the Collateral Documents and satisfaction or discharge of the Obligations for Claims based upon facts or occurrences arising on or prior to the date of such satisfaction and discharge (notwithstanding that such Claim may not be asserted or known to an Indemnitee until a date subsequent to such satisfaction and discharge), and shall be in addition to any other rights and remedies of Depositary.

(d)             Any amounts payable by Borrower pursuant to this Section 3.6.5 shall be paid within twenty (20) days after Borrower receives a reasonably detailed written invoice for such amounts from any applicable Indemnitee, and if not paid within such twenty (20) day period shall bear interest at the Default Rate.

(e)             No Indemnitee shall settle any Claim unless Borrower has consented to such settlement or has been given the opportunity to defend such Claim; provided, that an Indemnitee may settle any Claim if, in Depositary’s sole determination, Borrower is not diligently defending such Claim and/or does not have Distributable Cash or equity commitments available to it to timely pay any adverse determination in respect of such Claim.

3.6.6        Court Orders. Depositary is hereby authorized, in its reasonable discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by

Depositary. Depositary shall not be liable to any of the parties hereto, their successors, heirs or personal representatives by reason of Depositary’s compliance with such writs, orders, judgments or decrees, notwithstanding that such writ, order, judgment or decree may later be reversed, modified, set aside or vacated.

3.6.7        Resignation and Termination.

(a)             Depositary may at any time resign by giving notice to each other party to this Agreement, such resignation to be effective upon the appointment of a successor Depositary as provided below. Administrative Agent (upon the direction of the Majority Lenders) or Borrower (with the prior written consent of Administrative Agent not to be unreasonably withheld or delayed) may remove Depositary at any time by giving notice to each other party to this Agreement, such removal to be effective upon the appointment of a successor Depositary as provided below.

(b)             In the event of any resignation or removal of Depositary, a successor Depositary, which shall be a bank or trust company organized under the laws of the United States of America or of the State of New York, having a corporate trust office in New York and a capital and surplus of not less than $1,500,000,000, shall be appointed by Administrative Agent after, so long as no Event of Default has occurred and is continuing, approval from Borrower. If no successor Depositary shall have been so appointed by Administrative Agent (with the consent of the Borrower unless an Event of Default shall have occurred and be continuing), or if such successor Depositary shall have not accepted such appointment, within thirty (30) days after the retiring Depositary’s giving of notice of resignation or the removal of the retiring Depositary, the Administrative Agent may, on behalf of the Secured Parties, appoint a successor Depositary, which shall be a commercial bank having a corporate trust office in New York and a capital and surplus of not less than $1,500,000,000, unless, within twenty-one (21) days of such selection by Administrative Agent and, if no Event of Default has occurred and is continuing, Borrower selects a different commercial bank to so act as Depositary, in which case the commercial bank so selected by Borrower shall become the successor Depositary. Any such successor Depositary shall be capable of acting as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) and a

“bank” (within the meaning of Section 9 102(a)(8) of the UCC) and shall deliver to each party to this Agreement a written instrument accepting such appointment and thereupon such successor Depositary shall succeed to all the rights and duties of Depositary under this Agreement and shall be entitled to receive the Accounts from the predecessor Depositary. If the Depositary consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Depositary so long as such new entity meets the criteria set forth in this Section 3.6.7(b).

(c)             Upon the replacement of Depositary hereunder, all investments and other amounts held by it or credited to Accounts pursuant to this Agreement shall be transferred to such successor Depositary. In the event of the resignation or termination of Depositary, Depositary shall be entitled to its reasonable fees and expenses in accordance with Section 3.8 up to the time such resignation or termination becomes effective in accordance with this Section 3.6.7.

3.6.8        Directions and Instructions to Depositary. All written directions and instructions (which may be provided by facsimile transmission) by Borrower or Administrative Agent to Depositary pursuant to this Agreement shall be executed by an authorized signatory (each, an “Authorized Signatory”) of Borrower or Administrative Agent, as applicable. No person shall be deemed to be an Authorized Signatory of Borrower or Administrative Agent, unless such person is named on a certificate of incumbency delivered to Depositary on the Financial Closing Date or is otherwise named in a written notice signed by an Authorized Signatory and delivered by Borrower or Administrative Agent to Depositary at any time subsequent to the Financial Closing Date.

3.7           Remedies. If an Event of Default shall have occurred and be continuing:

(a)          Administrative Agent may exercise in respect of the Accounts after written notice to Borrower, in addition to other rights and remedies provided for herein (including Section 2.2) or otherwise available to it, all the rights and remedies of a secured party under the UCC at that time and consistent with the provisions of the Financing Agreement and Security Agreement, including the right to proceed to protect and enforce the rights vested in it by this Agreement, to sell, liquidate or otherwise dispose of any or all of the Accounts, and to cause the Accounts to be sold, liquidated or otherwise disposed of, in each case in such manner as Administrative Agent may elect;

(b)        the proceeds of any financial assets credited to or held in any Account and all cash proceeds received by Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Accounts may, in the discretion of Administrative Agent, then or at any time thereafter, be applied (after payment of any amounts payable to Depositary pursuant to the terms hereof) in whole or in part by Administrative Agent against all or any part of the Obligations in accordance with the Financing Agreement and Security Agreement; and

(c)        Except as provided in Section 5.2(b), the Executed Withdrawal/Transfer Certificate directing any withdrawal or transfer from any Account shall be executed solely by Administrative Agent.

(d)        Any surplus of such amounts or proceeds remaining after payment in full in cash of all the Obligations shall be paid over to Borrower or, if the Administrative Agent reasonably determines that there exists a claim against, or interest held in, such surplus by a third party, to a court of competent jurisdiction (in the case of surplus proceeds remaining in or derived from Accounts). No right, power or remedy herein conferred upon or reserved to Administrative Agent or the other Secured Parties is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by Administrative Agent or the other Secured Parties may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

3.8           Costs, Expenses and Attorneys’ Fees. Borrower agrees to pay to Depositary such fees and expenses, including the reasonable costs and expenses of Depositary’s counsel, on the terms and in the amounts set forth in the BNY Fee Agreement. In addition, except to the extent any costs and expenses of Depositary result from Depositary’s gross negligence or willful misconduct, Borrower shall pay Depositary all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Depositary in connection with (a) any suit or proceeding related to or arising out of this Agreement or the transactions contemplated hereby, (b) the performance by Depositary of any of its agreements or obligations contained herein, (c) any exercise by Depositary of its rights or remedies hereunder or (d) the purchase by Depositary of Permitted Investments as contemplated by Section 2.3, in each case, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the LIBO Rate from the date on which such costs or expenses are due and payable to the date of payment thereof within five (5) Banking Days of demand therefor.

ARTICLE 4
WITHDRAWAL AND TRANSFER PROCEDURES

4.1           Maintenance of Funds in Accounts; Withdrawals. Until withdrawn or transferred pursuant to and in accordance with this Depositary Agreement, all amounts deposited into any Account shall be held in such Account. All withdrawals and transfers from any Account shall be made in accordance with the provisions of Articles 4 and 5.

4.2           Withdrawal/Transfer Certificate. Borrower shall not be entitled to request withdrawals or transfers of monies from any Account without having provided a Withdrawal/Transfer Certificate authorizing such withdrawal and/or transfer. Except for transfers made by Administrative Agent or Depositary as permitted by this Agreement and the other Financing Documents, withdrawals or transfers from any Account shall be made by Depositary following receipt of (and in accordance with) a Withdrawal/Transfer Certificate signed by Borrower and countersigned by Administrative Agent (such countersignature not to be unreasonably withheld or delayed) (an “Executed  Withdrawal/Transfer Certificate”). Each Withdrawal/Transfer Certificate shall request withdrawals and transfers to and from Accounts in accordance with Article 5.

4.3           Delivery of Certificates.

(a)          Delivery to Agent and Form of Withdrawal/Transfer Certificate and Distribution Certificate. At least five (5) Banking Days prior to any withdrawal or transfer from any Account, Borrower shall deliver to Administrative Agent:

(i)         a Withdrawal/Transfer Certificate signed by an Authorized Officer of the Borrower specifying:

(A)               each Account from which a withdrawal or transfer is requested and, in the case of any transfer, the relevant Account(s) or Distributable Cash Account to which, and/or other Person(s) to whom, such transfer is to be made;

(B)               the amount requested to be withdrawn or transferred from each such Account;

(C)               the relevant date on which such withdrawal or transfer is to be made (which date shall be in accordance with the provisions of Article 5);

(D)               the purpose for which the amount so withdrawn or transferred is to be applied (if not evident from the nature of the payment or identity of the intended payee); and

(E)                all other information required to be provided in such Withdrawal/Transfer Certificate under, or to evidence compliance with, the relevant provisions of Articles 4 and 5.

(ii)          in the event that the applicable Withdrawal/Transfer Certificate shall request any transfers, payments or withdrawals constituting Restricted Payments, a Distribution Certificate.

(b)         Administrative Agent’s Review of Certificates; Delivery to Depositary.

(i)         In the event that, prior to the relevant date of withdrawal or transfer, Administrative Agent shall determine that either or both: (A) any amounts specified in a Withdrawal/Transfer Certificate (or an amended Withdrawal/Transfer Certificate, as applicable) have been incorrectly calculated; and/or (B) such Withdrawal/Transfer Certificate (or an amended Withdrawal/Transfer Certificate, as applicable) fails to satisfy the requirements of the provisions of this Agreement or the other Financing Documents, Administrative Agent shall notify Borrower promptly but in no case later than three (3) Banking Days following Administrative Agent’s receipt of such Withdrawal/Transfer Certificate and may either (x) return such Withdrawal/Transfer Certificate (or such amended certificate, as applicable) to Borrower with its determinations noted thereon; or (y) as agreed to by Borrower, make such corrections as necessary to satisfy the requirements of this Agreement. In the event that Administrative Agent makes any revisions to a Withdrawal/Transfer Certificate as permitted by clause (y) above, it shall promptly provide, but in any event prior to or simultaneously with delivery to Depositary, a copy of the same, as so revised, to Borrower. Administrative Agent and Borrower will endeavor to agree and complete the final Withdrawal/Transfer Certificate (or any amended or corrected certificate), and deliver such certificate to Depositary, no later than at least one (1) Banking Day prior to the requested date of withdrawal or transfer to which such certificate relates.

(ii)        Administrative Agent shall countersign any accepted Withdrawal/Transfer Certificate (or any amended or corrected Withdrawal/Transfer Certificate, as applicable), and furnish a copy of such Executed Withdrawal/Transfer Certificate (or such amended or corrected certificate, as applicable) to Depositary (with a copy to Borrower) at least one (1) Banking Day prior to the requested withdrawal/transfer date and instruct

Depositary to implement such Executed Withdrawal/Transfer Certificate (or such amended or corrected certificate, as applicable) in accordance with Section 4.3(b)(iv) and the other provisions of this Agreement.

(iii)       Nothing in this Article 4 shall preclude Administrative Agent from consulting with Borrower, any Secured Party or any consultant or expert advisor in making its determinations with respect to the accuracy of any Withdrawal/Transfer Certificate (or any amended or corrected Withdrawal/Transfer Certificate, as applicable).

(iv)       Implementation of Withdrawal/Transfer Certificate. Except as otherwise provided in this Agreement, following receipt of an Executed Withdrawal/Transfer Certificate, Depositary shall pay or transfer the amount(s) specified in such Withdrawal/Transfer Certificate by making such payment or transfer not later than the close of business New York time on the date set out in such Withdrawal/Transfer Certificate for such payment or transfer (or if such certificate is not received by Depositary at least one (1) Banking Day prior to such date of withdrawal or transfer, by the close of business New York time on the next succeeding Banking Day following delivery of such Withdrawal/Transfer Certificate to Depositary).

ARTICLE 5
APPLICATION OF FUNDS

5.1           Construction Account and Test Revenue Account.

(a)        Construction Account.

(i)    As contemplated by Section 2.1, on or prior to the Financial Closing Date, Depositary shall establish in the name of the Administrative Agent at Depositary an account entitled “New York 2006 Portfolio Wind Generation Projects — Construction Account” (the “Construction Account”). The proceeds of all Equity Bridge Loans and Construction Loans shall be deposited into the Construction Account.

(ii)        Funds in the Construction Account shall be applied by disbursement by Depositary pursuant to an Executed Withdrawal/Transfer Certificate or as otherwise specified in Article 4:

(A)        for the payment of Project Costs; or

(B)         to the Project Company Construction Accounts for payment, or reimbursement of prior payment, of Project Costs; and

(iii)       Funds in the Project Company Construction Accounts shall be applied by disbursement by Depositary pursuant to an Executed Withdrawal/Transfer Certificate or as otherwise specified in Article 4:

(A)        to the applicable Construction Working Capital Account solely for the reimbursement of prior payment of Project Costs that have been evidenced by a paid invoice or other evidence of payment of Project Costs reasonably satisfactory to Administrative Agent; and

(B)         to the EPC Contractor Construction Account or such other entity or account indicated in such Executed Withdrawal/Transfer Certificate for the payment of Project Costs.

(iv)       Funds in the EPC Contractor Construction Account shall be applied by disbursement by Depositary pursuant to an Executed Withdrawal/Transfer Certificate or as otherwise specified in Article 4, to the account of the EPC Contractor or such other entity or account indicated in such Executed Withdrawal/Transfer Certificate for the payment of Project Costs.

(v)        In furtherance thereof, Borrower agrees that, upon the occurrence and during the continuance of an Event of Default, (a) Depositary, at the direction of Administrative Agent, may transfer any or all of the sums in the Construction Account, Project Company Construction Accounts and the EPC Contractor Construction Account into the account of the applicable Contractors, or any other materialmen or subcontractors in payment of amounts due and owing to such party from any Noble Entity without further authorization from Borrower, (b) Administrative Agent, acting as Borrower’s true and lawful attorney-in-fact, may direct Depositary to make such direct payments and (c) no further direction or authorization from Borrower shall be necessary to warrant or permit Administrative Agent to direct Depositary to make such direct payments, and all such payments shall satisfy pro tanto the obligations to such Contractors, materialmen, subcontractors or laborers and shall be secured by the Collateral Documents as fully as if made directly to Borrower, regardless of the disposition thereof by Contractors, or any other contractors, subcontractors, materialmen, laborers or other parties.

(vi)     Administrative Agent and Depositary shall have the right, but not the obligation, to (i) supply any missing endorsements of any Noble Entity or Noble Environmental that are not supplied after a written request by the Administrative Agent and to pay and charge items payable by Depositary pursuant to and in accordance with this Article 5; (ii) refuse to honor any check drawn on any Account which does not sufficiently identify the work or materials covered by the check, or which conflicts with this Agreement or the Financing Agreement, or which has been improperly filled out or endorsed; (iii) create and charge to the applicable Account overdrafts and all applicable charges under the BNY Fee Agreement related to the Accounts; (iv) remit copies of checks and other items related to the Accounts with statements instead of the originals which may be retained by Depositary; and (v) pay Obligations and amounts under the Project Documents (aa) owing and past due and (bb) not being contested in good faith, by any Noble Entity in accordance with this Agreement and the Financing Agreement. Administrative Agent shall promptly notify Borrower of any of the above actions.

(vii)    On the Term-Conversion Date, after application of the Borrowings described in Section 3.3(a)(i) of the Financing Agreement, the proceeds of the Final Drawing and all amounts remaining in the Construction Account shall be applied, pursuant to an executed Withdrawal/Transfer

Certificate, as follows: (A) the lesser of (x) fifty percent (50%) of such proceeds and amounts and (y) the O&M and CapEx Reserve Requirement, shall be deposited into the O&M and CapEx Reserve Account and (B) any remaining proceeds and amounts after making the deposit described in clause (A) shall be deposited into the Operating Account.

(b)         Test Revenue Account.

(i)        As contemplated by Section 2.1, on or prior to the Financial Closing Date, Depositary shall establish in the name of the Administrative Agent at Depositary an account entitled “New York 2006 Portfolio Wind Generation Projects — Test Revenue Account” (the “Test Revenue Account”). All Test Revenues shall be deposited into the Test Revenue Account.

(ii)       Funds in the Test Revenue Account shall be applied by disbursement by Depositary for the payment of Project Costs or O&M Costs pursuant to an Executed Withdrawal/Transfer Certificate or as otherwise specified in Article 4; provided, that any (x) O&M Costs and (y) Project Costs that are in excess of the costs included in the applicable Project Budget, shall only be paid from the Test Revenue Account to the extent approved by the Administrative Agent (in consultation with the Independent Engineer), such approval not to be unreasonably withheld or delayed. Upon the occurrence and during the continuance of an Event of Default, (a) Depositary, pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered to Depositary solely by Administrative Agent, may transfer any or all of the sums in the Test Revenue Account into the account of the applicable Contractors, or any other materialmen or subcontractors in payment of amounts due and owing to such party from any Noble Entity without further authorization from Borrower, (b) Administrative Agent, acting as Borrower’s true and lawful attorney-in-fact, may direct Depositary to make such direct payments and (c) no further direction or authorization from Borrower shall be necessary to warrant or permit Administrative Agent to direct Depositary to make such direct payments, and all such payments shall satisfy pro tanto the obligations to such Contractors, materialmen, subcontractors or laborers and shall be secured by the Collateral Documents as fully as if made directly to Borrower, regardless of the disposition thereof by Contractors, or any other contractors, subcontractors, materialmen, laborers or other parties.

(iii)      On the Term-Conversion Date, all amounts remaining in the Test Revenue Account shall be deposited directly into the Distributable Cash Account.

5.2   Operating Account. As contemplated by Section 2.1, on or prior to the Financial Closing Date, Depositary shall establish in the name of the Administrative Agent at Depositary an account entitled “New York 2006 Portfolio Wind Generation Projects — Operating Account” (the “Operating Account”). Except as provided in Article 5 hereof or Article 8 of the Financing Agreement, all Project Revenues and other amounts as required pursuant to the Financing Documents shall be deposited in the Operating Account.

(a)       So long as no Event of Default has occurred and is continuing or could reasonably be expected to occur upon giving effect to the application described below, funds in the Operating Account shall be applied by disbursement or internal account transfer by Depositary pursuant to an Executed Withdrawal/Transfer Certificate or as otherwise specified in Article 4, in each case at the following times and in the following order of priority:

(i)      from time to time, (A) but no more frequently than once per month, to the payment of (i) any amounts payable or due within the next thirty (30) days pursuant to the IDA Documents and (ii) thereafter other O&M Costs currently payable or due within the next thirty (30) days and with respect to which funds have not already been withdrawn from the Operating Account, and (B) but no more frequently than once per month, to the Operations Working Capital Account, provided that in no event shall the aggregate amount on deposit in the Operations Working Capital Account exceed one-twelfth (1/12) of the aggregate annual O&M Costs as set forth in the then current Annual

Operating Budget, or such other amount as Administrative Agent may reasonably agree, (such amount, the “Working Capital Cap”);

(ii)       after making each applicable withdrawal and transfer above, from time to time, to the payment of all fees, costs, charges, Interest Fix Fees and any other amounts (other than as specifically described below in this Section 5.2(a)) due and payable to Administrative Agent, LC Fronting Bank, Depositary, the Counterparties and the Lenders in connection with this Agreement, the Financing Agreement and the other Financing Documents;

(iii)      after making each applicable withdrawal and transfer above, from time to time, to the payment by Borrower of the Settlement Amount (if any), and payments required to be paid by Borrower pursuant to the Energy Hedge Agreement (if any) to be applied to increase the balance under the Tracking Account;

(iv)     after making each applicable withdrawal and transfer above, from time to time, to the pro rata payment of interest on the Loans, DSRA LC Loans and the Energy Hedge LC Loan then due and owing and payments then due and owing by Borrower pursuant to the Interest Rate Agreements, if any;

(v)      after making each applicable withdrawal and transfer above, on Repayment Dates, to the pro rata repayment of the principal of the Loans then due and owing and any outstanding principal on the Energy Hedge LC Loan until repaid in full;

(vi)     after making each applicable withdrawal and transfer above, from time to time, to the payment of any outstanding Reimbursement Obligations (without waiving any Event of Default arising from the existence of such Reimbursement Obligations; provided, that such Reimbursement Obligations shall be deemed satisfied when fully paid and such Event of Default shall be cured by such payment);

(vii)      after making each applicable withdrawal and transfer above, on Repayment Dates, to the pro rata payment of the principal of any DSRA LC Loans until repaid in full;

(viii)     after making each applicable withdrawal and transfer above, from time to time, to the payment of (aa) such other Obligations consisting of amounts previously advanced (including O&M Costs), and interest accrued thereon, by any Secured Party with respect to amounts that became due and payable by any Noble Entity and with respect to which (A) funds were not available to make payment out of the Accounts (in a manner such that the payment would be in accordance with the specific purposes designated in this Agreement for such Account) at the time such amounts became due and payable and (B) such payment was in fact not made, and (bb) any other Obligations then due and payable;

(ix)       after making each applicable withdrawal and transfer above, on Repayment Dates, (A) to the maintenance of the O&M and CapEx Reserve Account pursuant to Section 5.3(b) and (B) to the maintenance of the Additional Maintenance Account to the extent required pursuant to Section 5.3(c);

(x)        after making each applicable withdrawal and transfer above, on Term-Conversion and on Repayment Dates, to the maintenance of the Debt Service Reserve Account pursuant to Section 5.3(d);

(xi)       after making each applicable withdrawal and transfer above, from time to time, to any Mandatory Prepayment then due and owing under the terms of the Financing Agreement;

(xii)      after making each applicable withdrawal and transfer above, from time to time, to the payment of any Upwind Array Event Amount or REC Reduction Amount due and owing under the terms of the Financing Agreement;

(xiii)     after making each applicable withdrawal and transfer above, on the Distribution Dates and provided that (i) the payment specified below in this clause (xiii) is not in violation of Article 5 or prior to the full funding of all Accounts in accordance with Article 5, (ii) no Event of Default has occurred and is continuing and (iii) the Initial Repayment Date has occurred, to amounts payable to the Asset Managers under Section 4.3 of the Management Services Agreements, to Operators under Sections 6.3, 6.4 and 6.5 of the O&M Agreements, to Noble Equipment Resources, LLC under Section  4.1 of the Spare Parts Agreement and for the application of payment of taxes due and payable by any Member solely as permitted by Section 6.6(ii) of the Financing Agreement;

(xiv)    after making each applicable withdrawal and transfer above, on the Distribution Dates and to the extent permitted under Section 5.3(e)(i), to the GE Distribution Reserve Account pursuant to Section 5.3(e)(i);

(xv)     after making each applicable withdrawal and transfer above, on the Distribution Dates and to the extent permitted under Section 5.3(f)(ii)(A), to the Distribution Reserve Account pursuant to Section 5.3(f); and

(xvi)    after making each applicable withdrawal and transfer above, on the Distribution Dates and provided that (i) the withdrawal and transfer specified below in this clause (xvi) is not in violation of Article 5 or prior to the full funding of all Accounts in accordance with Article 5, (ii) no Event of Default has occurred and is continuing and (iii) the Initial Repayment Date has occurred, to the Distributable Cash Account (such amounts, collectively the “Distributable Cash”). If distributions to the Distributable Cash Account are not permitted because the conditions in the preceding sentence have not been satisfied, remaining amounts shall be retained in the Distribution Reserve Account and applied in accordance with Section 5.3(e).

(b)                   Upon the occurrence and during the continuance of an Event of Default, funds in the Operating Account shall be applied at the following times and in the following order of priority by disbursement by Depositary pursuant to an Executed Withdrawal/Transfer Certificate or as otherwise specified in Article 4, directly to the Person entitled thereto or to any Account (provided, that upon the direction of the Majority Lenders, Borrower shall not be permitted to submit any Withdrawal/Transfer Certificate or otherwise direct any application of funds on deposit in the Operating Account or any other Account and, in such event, the Executed Withdrawal/Transfer Certificate shall be executed and delivered to Depositary solely by Administrative Agent):

(i)           from time to time, (A) but no more frequently than once per month, to the payment of (i) any amounts currently payable pursuant to the IDA Documents and (ii) thereafter other O&M Costs currently payable, in each case with respect to which funds have not already been withdrawn from the Operating Account and (B) but no more frequently than once per month, to the Operations Working Capital Account, provided that in no event shall the aggregate amount on deposit in the Operations Working Capital Account exceed the Working Capital Cap;

(ii)          after making each applicable withdrawal and transfer above (unless the Majority Lenders shall have directed otherwise in which case such withdrawal and transfer shall not be required), funds in the Operating Account shall be applied at the direction of the Administrative Agent (but shall not be distributed to the Borrower or any Member except as permitted by the Forbearance Agreement and Section 5.3(e) of this Agreement).

(c)          If insufficient funds are available from Project Revenues or otherwise to pay the costs, payments or Obligations due and payable in accordance with Section 5.2(a)(i) through (viii) above, Borrower may require the Administrative Agent to direct the Depositary to transfer funds sufficient to satisfy such costs, payments or Obligations (if such funds are available) (i) first, from the Distribution Reserve Account to pay any amounts due and payable pursuant to the IDA Documents, (ii) second, from the Distribution Reserve Account to pay Debt Service due and payable, (iii) third, from the Operations Working Capital Account to the Operating Account pursuant to Section 5.3(a)(v)(B) and (iv) fourth, from the Debt Service Reserve Account to pay Debt Service due and payable.

5.3   Other Accounts.

(a)                Working Capital Accounts.

(i)        Construction Working Capital Accounts. On or prior to the Financial Closing Date, Borrower shall establish three deposit and checking accounts, in the name of the Account Holder listed in the first column below and each to be referred to herein by the defined term provided in the third column below, with Citizens Bank of Connecticut or another bank reasonably acceptable to Administrative Agent (the “Working Capital Account Bank”) as follows:

Account		Defined Term
Holder	Name of Account at Depositary	for Account	Initial Deposit

NBW	Portfolio Wind Generation Projects – Construction Working Capital Account of Noble Bliss Windpark, LLC, as agent for the Wyoming County Industrial Development Agency, for the construction of Project (Bliss)	“Bliss Construction Working Capital Account”	$2,000,000
NCW	Portfolio Wind Generation Projects – Construction Working Capital Account of Noble Clinton Windpark I, LLC, as agent for the Clinton County Industrial Development Agency, for the construction of Project (Clinton)	“Clinton Construction Working Capital Account”	$2,000,000
NEW	Portfolio Wind Generation Projects – Construction Working Capital Account of Noble Ellenburg Windpark, LLC, as agent for the Clinton County Industrial	“Ellenburg Construction Working Capital	$2,000,000

Account		Defined Term
Holder	Name of Account at Depositary	for Account	Initial Deposit

	Development Agency, for the construction of Project (Ellenburg)	Account”

(ii)           On the Financial Closing Date, each Construction Working Capital Account shall have on deposit the amount listed in the corresponding Initial Deposit column in Section 5.3(a)(i) above. On or prior to the Financial Closing Date, Borrower shall cause the Working Capital Account Bank to enter into the Control Agreements (Project Companies) and to agree, pursuant to such Control Agreements (Project Companies), to comply with the terms and conditions set forth in clause (vii) below. Borrower shall not, and shall not permit the Project Companies to, move, close or modify the Construction Working Capital Accounts without the prior written consent of Administrative Agent, such consent not to be unreasonably withheld or delayed.

(iii)          Borrower acknowledges that amounts retained in the Construction Working Capital Accounts constitute Collateral and that Borrower shall be entitled to withdraw amounts from the Construction Working Capital Accounts solely to (A) pay, or reimburse for the prior payment of, Project Costs that are consistent with the applicable approved Project Budget (as may be modified pursuant to the Financing Agreement) then in effect and which have become due and payable or (B) deposit such amounts in the Construction Account for application in accordance with Section 5.1. Amounts transferred to the Construction Working Capital Accounts for the payment, or reimbursement for the payment, of such Project Costs which are not, for any reason, applied to the payment, or reimbursement, of Project Costs may be retained in the Construction Working Capital Accounts for application to the next succeeding month’s Project Costs consistent with the then applicable Project Budget; provided, however, that upon the Term-Conversion Date, all amounts in the Construction Working Capital Accounts shall be transferred to the Operations Working Capital Account. All earnings on amounts credited to the

Construction Working Capital Accounts (including Permitted Investments held in or credited to the Construction Working Capital Accounts) shall accrue to the respective Construction Working Capital Accounts.

(iv)     At any time, Borrower may establish a single deposit and checking account with respect to the Projects (the “Operations Working Capital Account”, together with the Construction Working Capital Accounts, the “Working Capital Accounts”) with the Working Capital Account Bank. On or prior to the date the Operations Working Capital Account is so established, Borrower shall cause the Working Capital Account Bank to enter into a Control Agreement (Operations) and to agree, pursuant to such Control Agreement (Operations), to comply with the terms and conditions set forth in clause (vii) below. Borrower shall not move, close or modify the Operations Working Capital Account without the prior written consent of Administrative Agent, such consent not to be unreasonably withheld or delayed.

(v)      Borrower acknowledges that amounts retained in the Operations Working Capital Account constitute Collateral and that Borrower shall be entitled to withdraw amounts from the Operations Working Capital Account solely to (A) pay O&M Costs that are consistent with the approved Annual Operating Budgets (as may be modified pursuant to Section 5.12(c) of the Financing Agreement) then in effect and which have become due and payable or (B) re-deposit such amounts in the Operating Account for application in accordance with Section 5.2. Amounts transferred to the Operations Working Capital Account for the payment of such O&M Costs which are not, for any reason, applied to the payment of O&M Costs may be retained in the Operations Working Capital Account for application to the next succeeding month’s O&M Costs consistent with the then applicable Annual Operating Budget; provided, however, that at no time shall (x) the aggregate amount in the Operations Working Capital Account exceed the Working Capital Cap or (y) amounts be transferred to the Operations Working Capital Account except in accordance with Section 5.2(a)(i)(B). All earnings on amounts credited to the Operations Working Capital Account (including Permitted Investments held in or credited to the Operations Working Capital Account) shall accrue to the Operations Working Capital Account.

(vi)     Borrower shall execute and deliver such documents and instruments as Administrative Agent shall reasonably request in order to grant Administrative Agent, for the benefit of the Secured Parties, a perfected first priority Lien (subject to Permitted Liens) in the Working Capital Accounts. Borrower shall not have any rights or powers to direct or control activities with respect to the Working Capital Accounts except to have funds therein invested and/or disbursed in accordance with this Agreement. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall have all rights and powers with respect to the Working Capital Accounts and the contents of the Working Capital Accounts as it has with respect to any other Collateral and may apply such amounts in accordance with Sections 8.16 through 8.23 of the Financing Agreement. The Working Capital Accounts and the amounts held thereunder (including Permitted Investments therein) shall be at all times under the exclusive control of Administrative Agent pursuant to Section 9-104(a)(2) of the UCC, except as provided in the CS Control Agreement.

(vii)    The Working Capital Account Bank shall maintain books of account on a cash basis and record therein all deposits into and transfers to and from the Working Capital Accounts and all transactions effected by the Working Capital Account Bank pursuant to the terms hereof and of the applicable Control Agreement. Not later than the fifteenth (15th) day of each month, commencing with the first month to occur after the date any of the Working Capital Accounts is established, the Working Capital Account Bank shall deliver to Borrower and Administrative Agent a statement setting forth the transactions in the Working Capital Accounts during the preceding month (including deposits, withdrawals and transfers from and to the Working Capital Accounts) and specifying the amounts held in the Working Capital Accounts at the close of business on the last Banking Day of the preceding month. In addition, the Working Capital Account Bank shall promptly provide, upon the reasonable request by Administrative Agent with a copy to Borrower, any information regarding deposits, investments and transfers in respect of the Working Capital Accounts.

(b)        O&M and CapEx Reserve Account.

(i)        As contemplated by Section 2.1, on or prior to the Term-Conversion Date, Depositary shall establish in the name of the Administrative Agent at Depositary an account entitled “New York 2006 Portfolio Wind Generation Projects – O&M and CapEx Reserve Account” (the “O&M and CapEx Reserve Account”). Subject to the prior written consent of Administrative Agent in consultation with the Independent Engineer, such consent not to be unreasonably withheld or delayed, Borrower may withdraw amounts from the O&M and CapEx Reserve Account pursuant to an Executed Withdrawal/Transfer Certificate to pay amounts due under the IDA Documents and other O&M Costs and fees, costs, charges and other amounts due in connection with operation and maintenance of any Project in the event that Project Revenues or other amounts in the Operating Account are insufficient therefor. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall be entitled to withdraw amounts from the O&M and CapEx Reserve Account to pay (x) any amounts due and payable pursuant to the IDA Documents (y) outstanding Obligations that are due and payable and (z) other O&M Costs and fees, costs, charges and other amounts ( in addition to those described in clause (x) above), due and payable in connection with the operation and maintenance of any Project (pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered to Depositary solely by Administrative Agent with a copy to Borrower), in each case in the event that Project Revenues or other amounts in the Operating Account are insufficient therefor. Amounts on deposit in the

O&M and CapEx Reserve Account shall also be applied toward the payment of the outstanding Energy Hedge LC Loan.

(ii)       Subject to the initial deposit of funds in the O&M and CapEx Reserve Account on the Term-Conversion Date pursuant to Section 2.12(d) of the Financing Agreement and Section 5.1(a)(vii), beginning on the Initial Repayment Date, and continuing on each Repayment Date thereafter, Borrower shall, pursuant to an Executed/Withdrawals Transfer Certificate, deposit into the O&M and CapEx Reserve Account, all Project Revenues or other amounts in the Operating Account in excess of the amounts applied pursuant to Section 5.2(a)(i) through (viii), (x) in the amount required to fund the O&M and CapEx Reserve Account to the O&M and CapEx Reserve Target Level, and (y) on the second, third and fourth Repayment Dates, an amount equal to the amount of any shortfall(s) in achieving the O&M and CapEx Reserve Target Level required at the previous Repayment Date (to the extent such shortfalls have not previously been transferred into the O&M and CapEx Reserve Account at any other time as a result of any deposit therein pursuant to Section 5.1(a)(vii) of the Depositary Agreement, Section 2.12(d) of the Financing Agreement or otherwise);

(iii)      Notwithstanding anything to the contrary herein, funds retained in the O&M and CapEx Reserve Account shall not be used to pay any fees or other payments due Operator under any Section of each O&M Agreement that has been specifically excluded from the definition of “O&M Costs”.

(iv)     In the event that on any Repayment Date the amounts on deposit in the O&M and CapEx Reserve Account exceed the O&M and CapEx Reserve Target Level (except if such exceedance is a result of the deposit made pursuant to Section 5.1(a)(vii)), then Borrower may pursuant to an Executed Withdrawal/Transfer Certificate cause all such excess amounts to be deposited into the Operating Account for application in accordance with Section 5.2(a)(ix)(B); provided, that any portion of such excess amounts that comprise or are otherwise attributable to interest earnings (or other amounts earned from the making of Permitted Investments) shall instead be deposited into the Operating Account for application in accordance with Section 5.2(a)(i); and provided further, that if on any such Repayment Date amounts on deposit in any other Reserve Account would otherwise be required to be withdrawn and transferred to replenish any shortfall in any other Account, then such excess amounts shall instead be used to replenish any such shortfall.

(c)        Additional Maintenance Account.

(i)        As contemplated by Section 2.1, on or prior to the Term- Conversion Date, Depositary shall establish in the name of the Administrative Agent at Depositary an account entitled “New York 2006 Portfolio Wind Generation Projects – Additional Maintenance Account” (“Additional Maintenance Account”). On the fourth Repayment Date, Borrower shall cause to be deposited into the Additional Maintenance Account all Project Revenues or other amounts in the Operating Account in excess of the amounts applied pursuant to Section 5.2(a)(i) through (viii) pursuant to an Executed Withdrawal/Transfer Certificate until the amount deposited therein equals the Serial Defect Reserve Amount. On the fifth Repayment Date and on each Repayment Date thereafter, Borrower shall cause to be deposited into the Additional Maintenance Account all Project Revenues or other amounts in the Operating Account in excess of the amounts applied pursuant to Section 5.2(a)(i) through (viii) pursuant to an Executed Withdrawal/Transfer Certificate until the amount deposited therein equals an amount equal to the sum of (x) the Additional Maintenance Amount, plus (y) the Serial Defect Reserve Amount.

(ii)       (A) In the event that on any Repayment Date prior to the fifth Repayment Date, the amounts on deposit in the Additional Maintenance Account exceed the Serial Defect Reserve Amount, Borrower may cause, pursuant to an Executed Withdrawal/Transfer Certificate, all such excess amounts to be deposited into the Operating Account for application in accordance with Section 5.2(a)(x); provided, that any portion of such excess amounts that comprise or are otherwise attributable to interest earnings (or other amounts earned from the making of Permitted Investments) shall instead be deposited into the Operating Account for application in accordance with Section 5.2(a)(i); provided further, that if on any such Repayment Date amounts on deposit in any other Reserve Account would otherwise be required to be withdrawn and transferred to replenish any shortfall in any other Account, then such excess amounts shall instead be used to replenish any such shortfall.

(B)  In the event that on the fifth Repayment Date and any Repayment Date thereafter the amounts on deposit in the Additional Maintenance Account exceed an amount equal to the sum of (x) the Additional Maintenance Amount, plus (y) the Serial Defect Reserve Amount, Borrower may cause pursuant to an Executed Withdrawal/Transfer Certificate all such excess amounts to be deposited into the Operating Account for application in accordance with Section 5.2(a)(x); provided, that any portion of such excess amounts that comprise or are otherwise attributable to interest earnings (or other amounts earned from the making of Permitted Investments) shall instead be deposited into the Operating Account for application in accordance with Section 5.2(a)(i); provided further, that if on any such Repayment Date amounts on deposit in any other Reserve Account would otherwise be required to be withdrawn and transferred to replenish any shortfall in any other Account, then such excess amounts shall instead be used to replenish any such shortfall.

(iii)      Subject to Section 5.3(c)(ii), (A) prior to the fifth Repayment Date, funds held in the Additional Maintenance Account up to the Serial Defect Reserve Amount shall be used (aa) except as provided in (bb) below, solely for the purpose of repairing or curing any Serial Defect, (bb) upon the occurrence and during the continuance of an Event of Default, to the payment of any outstanding (i) amounts due and payable pursuant to the

IDA Documents and (ii) thereafter to the payment of any outstanding Obligations that are due and payable including to the payment of any outstanding Energy Hedge LC Loan and (B) on and after the fifth Repayment Date, funds held in the Additional Maintenance Account shall be used (X) except as provided in (Y) below, (I) up to the Additional Maintenance Amount, for the purpose of maintenance of the Projects to the extent funds in the O&M and CapEx Reserve Account are insufficient therefor, subject to the prior written consent of the Administrative Agent in consultation with the Independent Engineer and (II) up to the Serial Defect Reserve Amount, for the purpose of repairing or curing any Serial Defect, (Y) upon the occurrence and during the continuance of an Event of Default, (i) to the payment of any outstanding amounts due and payable pursuant to the IDA Documents and (ii) thereafter to the payment of any outstanding Obligations that are due and payable including to the payment of any outstanding Energy Hedge LC Loan.

(d)        Debt Service Reserve Account.

(i)        As contemplated in Section 2.1, on or prior to the Term-Conversion Date, Depositary shall establish in the name of the Administrative Agent at Depositary an account entitled “New York 2006 Portfolio Wind Generation Projects - Debt Service Reserve Account” (the “Debt Service Reserve Account”). On the Term-Conversion Date, Borrower shall deposit or cause to be deposited into the Debt Service Reserve Account an amount equal to the DSRA Minimum Balance (minus the undrawn Stated Amount of any Acceptable DSRA LC posted as of such date). On each Repayment Date, Borrower shall cause to be deposited into the Debt Service Reserve Account pursuant to an Executed Withdrawal/Transfer Certificate all Project Revenues or other amounts in the Operating Account in excess of the amounts applied pursuant to Section 5.2(a)(i) through (ix) until the amount deposited therein equals the DSRA Minimum Balance (minus the undrawn Stated Amount of any Acceptable DSRA LC posted as of such date).

(ii)       Borrower shall be permitted to withdraw amounts from the Debt Service Reserve Account pursuant to an Executed Withdrawal/Transfer Certificate to pay fees, costs, charges and other amounts due to Administrative Agent and the other Lenders and to pay amounts of principal and interest due under the Loans in the event that Project Revenues or other amounts in the Operating Account are insufficient therefor. Notwithstanding the foregoing, Administrative Agent shall be entitled to withdraw amounts from the Debt Service Reserve Account to pay fees, costs, charges and other amounts due to Administrative Agent and the other Lenders and to pay amounts of principal and interest due under the Loans (pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered solely by Administrative Agent) in the event that Project Revenues or other amounts in the Operating Account are insufficient therefor. Amounts on deposit in the Debt Service Reserve Account shall also be applied toward the payment of any outstanding Energy Hedge LC Loan.

(iii)      Borrower shall be entitled to fund the Debt Service Reserve Account by providing to Administrative Agent, as named beneficiary thereof and in an amount equal to the then-applicable DSRA Minimum Balance less any amounts then on deposit in the Debt Service Reserve Account, one or more Acceptable DSRA LCs, and the amount available for drawdown under such letter(s) of credit from time to time shall be credited toward satisfaction of the DSRA Minimum Balance. If an Acceptable DSRA LC is then in place, to the extent necessary to make withdrawals from the Debt Service Reserve Account in accordance with this Section 5.3(d)(iii), Administrative Agent shall from time to time, first withdraw any amounts on deposit in the Debt Service Reserve Account and second draw on such Acceptable DSRA LC in accordance with the procedures and requirements thereof.

(iv)     In the event that on any Repayment Date the amounts on deposit in the Debt Service Reserve Account exceed the DSRA Minimum Balance, then Administrative Agent, upon the request of Borrower, shall cause all such excess amounts on deposit in the Debt Service Reserve Account to be deposited into the Operating Account for application in accordance with Section 5.2(a)(xi); provided, that any portion of such excess amounts that comprise or are otherwise attributable to interest earnings (or other amounts earned from the making of Permitted Investments) shall instead be deposited into the Operating Account for application in accordance with Section 5.2(a)(i); provided further, that if on any such Repayment Date amounts on deposit in any other Reserve Account would otherwise be required to be withdrawn and transferred to replenish any shortfall in any other Account, then such excess amounts shall instead be used to replenish any such shortfall.

(e)        GE Distribution Reserve Account.

(i)        As contemplated by Section 2.1, on or prior to the Term-Conversion Date, Depositary shall establish in the name of the Administrative Agent at Depositary an account entitled “New York 2006 Portfolio Wind Generation Project - GE Distribution Reserve Account” (the “GE Distribution Reserve Account”). Borrower shall, on each Distribution Date, cause to be deposited pursuant to an Executed Withdrawal/Transfer Certificate into the GE Distribution Reserve Account such Project Revenues or other amounts from the Operating Account in excess of the amounts applied in accordance with Section 5.2(a)(i) through (xiii) up to an aggregate amount, if any (without duplication of any such amount previously deposited into the GE Distribution Reserve Account, unless such duplication results from a withdrawal pursuant to Section 5.3(e)(iii)), not to exceed the sum of (a) the amount actually paid by Class A Member (as defined in the Forbearance Agreement) to effect a cure of any failure of Borrower to pay Scheduled Principal and Interest (as defined in the Forbearance Agreement) and to replenish the amount of any Reserve Account Withdrawal (as defined in the Forbearance Agreement) in accordance with Section 1.04(c) of the Forbearance Agreement, (b) the amount actually paid by Class A Member, in conjunction with the payment of the amount described in clause (i) above, to effect the cure of the Events of Default specified by the Administrative Agent in the written notice delivered to Class A Member pursuant to clause (aa) of the last sentence of Section 1.03(e)(i) of the Forbearance Agreement, and (c) the amount actually paid by Class A Member in order to cause one or more of the Project(s) to resume generation and transmission of electricity to NYISO following the complete cessation of operation of such Project(s).

(ii)       If all Events of Default that are directly and primarily curable by the payment of a sum of money (as specified by the Administrative Agent in the written notice delivered to Class A Member pursuant to clause (aa) of the last sentence of Section 1.03(e)(i) of the Forbearance Agreement) have been cured, then Borrower shall cause, pursuant to an Executed Withdrawal/Transfer Certificate, all amounts on deposit in the GE Distribution Reserve Account to be paid to the Class A Member. Notwithstanding anything to the contrary contained in the immediately preceding sentence and provided that all Events of Default that are directly and primarily curable by the payment of a sum of money (as specified by the Administrative Agent in the written notice delivered to Class A Member pursuant to clause (aa) of the last sentence of Section 1.03(e)(i) of the Forbearance Agreement) have been cured, (x) upon the occurrence and during the continuation of an “Event of Default” (as defined in the Energy Hedge Agreement) or Termination Event (as defined in the Energy Hedge Agreement) in which the Borrower is an Affected Party (as defined in the Energy Hedge Agreement) or the Defaulting Party (as defined in the Energy Hedge Agreement), as applicable, or (y) following the termination of the Energy Hedge Agreement by the Energy Hedge Provider and until all obligations owing to the Energy Hedge Provider under the Energy Hedge Agreement have been satisfied (unless the amount of such unsatisfied obligations is less than the undrawn face amount of any Posted Credit Support (as defined in the Energy Hedge Agreement) having drawing conditions substantially similar to the Initial LC), no payments pursuant to this Section 5.3(e)(ii) shall be made by the Borrower to the Class A Member, other than reimbursements to the Class A Member of amounts actually paid by the Class A

Member in respect of clause (i) of the definition of “White Knight Cure Amount” (as defined in the Forbearance Agreement) (and Borrower shall cause, pursuant to an Executed Withdrawal/Transfer Certificate, such amounts on deposit in the GE Distribution Reserve Account to be paid to the Class A Member), provided that if the Energy Hedge Provider provides the Borrower with written notice that amounts with respect to clause (ii) and (iii) of the definition of “White Knight Cure Amount (as defined in the Forbearance Agreement) may also be released, then Borrower shall cause, pursuant to an Executed Withdrawal/Transfer Certificate, such amounts on deposit in the GE Distribution Reserve Account to be paid to the Class A Member.

(iii)      Prior to the cure of all Events of Default specified in Section 5.3(e)(ii), Administrative Agent shall be entitled to withdraw (pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered to Depositary solely by Administrative Agent) amounts from the GE Distribution Reserve Account to pay Obligations due and payable in accordance with Sections 5.2(a)(i) through (xii) (including the funding of any of the Reserve Accounts up to the maximum amount of the reserve requirements applicable with respect thereto at that time).

(f)         Distribution Reserve Account.

(i)        As contemplated by Section 2.1, on or prior to the Term-Conversion Date, Depositary shall establish in the name of the Administrative Agent at Depositary an account entitled “New York 2006 Portfolio Wind Generation Project - Distribution Reserve Account” (the “Distribution Reserve Account”).

(ii)       Applications Related to DSCR.

(A)        Until such time as Administrative Agent shall have reviewed and had its reasonable corrections, changes or adjustments incorporated into Borrower’s Average Annual Debt Service Coverage Ratio calculation as provided in Section 5.22 of the Financing Agreement, all Project Revenues in excess of the amounts applied pursuant to Section 5.2(a)(i) through (xiv) shall be retained in the Operating Account. If the Average Annual Debt Service Coverage Ratio calculated as of a Repayment Date (or as of the immediately preceding Repayment Date if such calculation shall be furnished on a date other than a Repayment Date) pursuant to Section 5.22 of the Financing Agreement is less than 1.20 to 1, then Borrower shall cause to be deposited pursuant to an Executed Withdrawal/Transfer Certificate into the Distribution Reserve Account all Project Revenues or other amounts in the Operating Account in excess of the amounts applied in accordance with Section 5.2(a)(i) through (xiv), and Borrower shall continue, on each Distribution Date, to cause to be deposited pursuant to an Executed Withdrawal/Transfer Certificate such Project Revenues or other amounts from the Operating Account into the Distribution Reserve Account until such time as the Average Annual Debt Service Coverage Ratio shall be equal to or in excess of 1.20 to 1 (the “Distribution Reserve Requirement”). In the event that at any time amounts are retained in the Distribution Reserve Account pursuant to this clause (A), Borrower shall perform, pursuant to Section 5.22 of the Financing Agreement, quarterly retests (the date of such quarterly retest, the “Quarterly Retest Date”) of the Average Annual Debt Service Coverage Ratio as of the Quarterly Retest Date to determine if the Distribution Reserve Requirement shall have been satisfied. Such retest shall be corrected, changed or adjusted in accordance with Section 5.22 of the Financing Agreement.

(B)         At such time, if ever, as the Distribution Reserve Requirement is satisfied as of the then-current Repayment Date or any Quarterly Retest Date, all funds remaining in the Distribution Reserve Account shall be deposited into the Distributable Cash Account pursuant to an Executed Withdrawal/Transfer Certificate (which shall be accompanied by a Distribution Certificate) only if (i) such deposit is not in violation of Article 5 or prior to the full funding of all Accounts in accordance with Article 5, (ii) no Event of Default has occurred and is continuing and (iii) the Initial Repayment Date has occurred.

Notwithstanding anything to the contrary contained in the immediately preceding sentence, upon the occurrence and during the continuation of an “Event of Default” (as defined in the Energy Hedge Agreement) or Termination Event (as defined in the Energy Hedge Agreement) in which the Borrower is an Affected Party (as defined in the Energy Hedge Agreement) or the Defaulting Party (as defined in the Energy Hedge Agreement), as applicable, or (y) following the termination of the Energy Hedge Agreement by the Energy Hedge Provider and until all obligations owing to the Energy Hedge Provider under the Energy Hedge Agreement have been satisfied (unless the amount of such unsatisfied obligations is less than the undrawn face amount of any Posted Credit Support (as defined in the Energy Hedge Agreement) having drawing conditions substantially similar to the Initial LC (as defined in the Energy Hedge Agreement)), no payments pursuant to this Section 5.3(f) shall be made by the Borrower to the Class A Member or the Class B Member, while any obligations are outstanding to the Energy Hedge Provider, unless otherwise notified in writing by the Energy Hedge Provider to the Borrower. Notwithstanding anything contained in the immediately preceding sentence and provided that (aa) (x) the payment specified below in this clause (B) is not in violation of Article 5 or prior to the full funding of all Accounts in accordance with Article 5, (y) no Event of Default has occurred and is continuing and (z) the Initial Repayment Date has occurred, and (bb) the Distribution Reserve Requirement is satisfied as of the then-current Repayment Date or any Quarterly Retest Date, then, from the twentieth day following the Termination Date (as defined in the Energy Hedge Agreement) to the date of the delivery of the Promissory Note and the Promissory Note Collateral, each as described in the Energy Hedge Agreement (unless the amount of unsatisfied obligations owing to the Energy Hedge Provider is less than the undrawn face amount of any Posted Credit Support (as defined in the Energy Hedge Agreement) having drawing conditions substantially similar to the Initial LC (as defined in the Energy Hedge Agreement)), any payments otherwise payable to the Class A Member or the Class B Member pursuant to the immediately preceding paragraph shall be paid and, Borrower shall cause, pursuant to an Executed Withdrawal/Transfer

Certificate, all funds remaining in the Distribution Reserve Account to be paid to the Energy Hedge Provider on account of such amounts owed to the Energy Hedge Provider.

(C)           Any amounts that have remained undisbursed in the Distribution Reserve Account for twenty four (24) consecutive months, shall, on the next Repayment Date, be applied to the prepayment of Obligations as provided in Section 2.4(g) of the Financing Agreement (pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered to Depositary solely by Administrative Agent).

(D)          Notwithstanding anything to the contrary herein, (aa) upon the occurrence and during the continuation of an Event of Default, all amounts then retained in the Distribution Reserve Account shall be applied to the prepayment of Obligations as provided in Section 2.4(g) of the Financing Agreement (pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered to Depositary solely by Administrative Agent) and (bb) from time to time, Administrative Agent shall be entitled to withdraw (pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered to Depositary solely by Administrative Agent) amounts from the Distribution Reserve Account to pay Obligations due and payable in accordance with Sections 5.2(a)(i) through’ (xii) (including the funding of any of the Reserve Accounts up to the maximum amount of the applicable reserve requirements with respect thereto).

(g)     Completion Reserve Account.

(i)            As contemplated by Section 2.1, on or prior to the Term-Conversion Date, Depositary shall establish in the name of the Administrative Agent at Depositary an account entitled “New York 2006 Portfolio Wind Generation Projects – Completion Reserve Account” (“Completion Reserve  Account”). On the Term-Conversion Date, the Completion Reserve Borrowing shall be deposited into the Completion Reserve Account.

(ii)           Funds in the Completion Reserve Account shall, from time to time, be applied toward Permitted Completion Costs, pursuant to an Executed Withdrawal/Transfer Certificate by disbursement to the Person or Persons entitled thereto.

(iii)          Upon Final Completion and provided no Event of Default has occurred and is continuing, all amounts remaining in the Completion Reserve Account (A) up to the NEP Guarantee Draw Amount shall be deposited into an account designated in writing by the Borrower for the benefit of NEP and (B) in excess of the NEP Guarantee Draw Amount shall be deposited into the Operating Account for application in accordance with Section 5.2.

5.4     Application of Insurance Proceeds.

(a)           As contemplated by Section 2.1, on or prior to the Financial Closing Date, Depositary shall establish in the name of the Administrative Agent at Depositary an account entitled “New York 2006 Portfolio Wind Generation Projects – Insurance Proceeds Account” (the “Insurance Proceeds Account”). Subject to Section 5.4(b), all amounts and proceeds (including instruments) in respect of the proceeds of the insurance policies described in sub-paragraphs (d), (g) and (k) of paragraph 1 of Exhibit K to the Financing Agreement which are required to be maintained by any Noble Entity thereunder (“Insurance Proceeds”) shall be deposited in the Insurance Proceeds Account and applied as provided in this Section 5.4. In the event Insurance Proceeds are not to be made available to an applicable Noble Entity as provided in this Section 5.4 (but rather to the mandatory prepayment of the Loans and other Obligations or paid to the Administrative Agent and applied to the repair or restoration of the Project, as applicable), such Insurance Proceeds shall be paid by the insurers directly to Administrative Agent (as loss payee or additional insured as provided in Section 5.18 of the Financing Agreement), and if such Insurance Proceeds are paid to any Noble Entity instead of Administrative Agent, such Insurance Proceeds shall be received only in trust for Administrative Agent, shall be segregated from other funds of such Noble Entity, and shall be forthwith paid over to Administrative Agent in the same form as received (with any necessary or requested endorsement). Subject to Sections 5.4(b) and (c),

Administrative Agent shall deposit such Insurance Proceeds in the Insurance Proceeds Account and apply all such Insurance Proceeds in accordance with the provisions of this Section 5.4.

(b)           Any business interruption Insurance Proceeds received by Administrative Agent or Borrower shall be deposited into the Operating Account for application in accordance with Sections 5.2(a)(i) - (xii); provided, that such business interruption Insurance Proceeds shall be applied to the prepayment of the Loans and other Obligations as provided in Section 2.4(g) of the Financing Agreement (pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered to Depositary solely by Administrative Agent) if either (i) the damage or destruction to a Project which directly or indirectly causes such Project to receive payment of such business interruption Insurance Proceeds constitutes damage or destruction of eighty percent (80%) or more of such Project or (ii) Borrower notifies Administrative Agent in writing that it does not intend to repair or restore the damage or destruction covered by business interruption Insurance Proceeds.

(c)           Subject to Section 5.4(f) below, all Insurance Proceeds (other than business interruption Insurance Proceeds, the application of which shall be governed by Section 5.4(b)) shall be applied to the prepayment of Loans and other Obligations as provided in Section 2.4(g) of the Financing Agreement (pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered to Depositary solely by Administrative Agent), unless, subject to Section 5.4(d), each of the following conditions is satisfied or waived by the Majority Lenders within (x) one hundred thirty-five (135) days from the damage or destruction to which such Insurance Proceeds relate for clauses (i) and (iii)-(vi) of this Section 5.4(c) and (y) two hundred and fifteen (215) days of the damage or destruction to which such Insurance Proceeds relate for clause (ii) of this Section 5.4(c) (each such applicable deadline, the “Insurance Condition Deadline”):

(i)            such damage or destruction does not constitute the destruction of eighty percent (80%) or more of the Project;

(ii)           no Event of Default (other than an Event of Default that has occurred solely as a result of such damage or destruction) has occurred and is continuing and after giving effect to any proposed repair and restoration, such damage or destruction or proposed repair and restoration could not reasonably be expected to result in an Event of Default;

(iii)          Borrower and the Independent Engineer certify, and Administrative Agent with the consent of the Majority Lenders determines in its reasonable judgment, that repair or restoration of a Project to which such Insurance Proceeds relate is technically and economically feasible within a twelve (12) month period and that (I) a sufficient amount of funds is or will be available to the applicable Noble Entity to complete such repairs and restorations using (A) such Insurance Proceeds, (B) any other equity moneys contributed for such repairs and restorations, (C) amounts in the Distributable Cash Account and (D) amounts not in excess of fifty percent (50%) of the amounts on deposit in the O&M CapEx Reserve Account, the Distribution Reserve Account, GE Distribution Reserve Account, Completion Reserve Account, NIPDR Account and the Additional Maintenance Account that are permitted to be used under the Financing Agreement or this Agreement for such repairs and restorations, and (II) upon the completion of such repairs and restorations, the Projects could reasonably be expected to meet Projected Debt Service Coverage Ratios, calculated as of the date of such Borrower’s certification for each Repayment Date during the remaining Term, of (a) no less than 1.45 to 1 under a P50 Production Level, and (b) at least 1.00 to 1 under a P99 Production Level;

(iv)          if such damage or destruction occurs during the Construction Period, such repair or restoration will be completed, in the reasonable judgment of Administrative Agent in consultation with the Independent Engineer, by a date that is not later than sixty (60) days prior to the Construction Loan Maturity Date;

(v)           no material federal, state, local or other governmental license, registration, recording, filing, consent, permit, order, authorization, certificate, approval, exemption or declaration is necessary to proceed with such repair and restoration and no material amendment to this Agreement or any of the Financing Documents and no other instrument, is necessary for the purpose of effecting the repairs or restorations or subjecting the repairs or restorations to the Liens of the Collateral Documents, unless Borrower and/or the applicable Project Company could reasonably be expected to obtain such license, registration, recording, filing, consent, permit, order, authorization, certificate, approval, exemption, declaration, amendment or instrument as and when required; and

(vi)          upon the reasonable request of Administrative Agent, Administrative Agent shall receive an opinion of counsel reasonably acceptable to it opining only that (x) each material federal, state, local or other governmental license, registration, recording, filing, consent, permit, order, authorization, certificate, approval, exemption, or declaration necessary to proceed with such repair and restoration has been obtained or (y) no such license, registration, recording, filing, consent, permit, order, authorization, certificate, approval, exemption or declaration is necessary for the purpose of effecting the repairs or restorations; provided, that such opinion of counsel shall not be required to opine as to matters or statements concerning the ability of Borrower and/or the applicable Project Company to obtain any license, registration, recording, filing, consent, permit, order, authorization, certificate, approval, exemption or declaration as and when required;

(d)           Borrower shall submit, or cause to be submitted, to Administrative Agent the documentation, certificates and other information to satisfy the conditions in Section 5.4(c) (“Insurance Proceeds Submission”) within ninety (90) days (for the conditions in Sections 5.4(c)(i) and (iii)-(vi)) and within one hundred eighty (180) days (for the condition in Section 5.4(c)(ii)) after the damage or destruction to which such Insurance Proceeds relate. Administrative Agent shall cooperate and respond (and, when applicable, engage the Independent Engineer to so respond) (the “AA Response”) within thirty (30) days after receipt of the Insurance Proceeds Submission as to whether such Insurance Proceeds Submission reasonably satisfies the conditions set forth in Section 5.4(c). Borrower shall have an additional fifteen (15) days after receipt of the AA Response to cure any defects or omissions in such Insurance Proceeds Submission, to the reasonable satisfaction of the Administrative Agent. In the event that Borrower is required, pursuant to Section 5.4(c), to apply the Insurance Proceeds to the prepayment of Loans and other Obligations, Administrative Agent shall notify Borrower of such requirement not later than (i) fifteen (15) days prior to the date such prepayment shall be required to be made and (ii) thirty (30) days after the Insurance Conditions Deadline; provided, that the failure by Administrative Agent to provide such notice shall not limit or otherwise affect the obligation of Borrower to make such prepayment (except for the date on which such payment shall be due).

(e)           Subject to Section 5.4(f), provided that the conditions set forth in Section 5.4(c) have been satisfied or waived as provided therein, if there shall occur any damage or destruction of a Project with respect to which Insurance Proceeds for any single loss in which an amount that is (A) equal to or less than $2,000,000 is payable, such Insurance Proceeds shall be paid out of the Insurance Proceeds Account to Borrower and (B) greater than $2,000,000 is payable, such Insurance Proceeds shall be paid out of the Insurance Proceeds Account to Administrative Agent, and in each such case, such Insurance Proceeds shall be applied to the payment of the cost of the repair or restoration of such damage or destruction in accordance with the following procedures:

(i)            Borrower shall submit a detailed report to Administrative Agent describing Borrower’s plan for effectuating repairs and improvements, and such report shall be subject to the review and approval of the Majority Lenders and the Independent Engineer (not to be unreasonably withheld, delayed or conditioned);

(ii)           Borrower shall cause any necessary repairs or restoration to be commenced and completed promptly and diligently at the cost and expense of the applicable Noble Entity using such Insurance Proceeds and any other amounts available to the Noble Entities (but without using Project Revenues or amounts on deposit in any of the Accounts other than (A) the Insurance Proceeds Account, (B) the Distributable Cash Account and (C) amounts not in excess of fifty percent (50%) of the amounts on deposit in the O&M CapEx Reserve Account, the Distribution Reserve Account, GE Distribution Reserve Account, Completion Reserve Account, NIPDR Account and the Additional Maintenance Account that are permitted to be used under this Agreement and the Financing Agreement for such repairs and restorations); and

(iii)          Borrower shall provide to Administrative Agent a certificate from Borrower (A) describing in reasonable detail the nature of the repair or restoration to be effected with such payments; (B) stating the estimated cost of such repairs or restoration; and (C) stating that a sufficient amount of funds is or will be available to Borrower or the relevant Project Company (but without using Project Revenues or amounts on deposit in any of the Accounts other than (A) the Insurance Proceeds Account, (B) the Distributable Cash Account and (C) amounts not in excess of fifty percent (50%) of the amounts on deposit in the O&M CapEx Reserve Account, the Distribution Reserve Account, GE Distribution Reserve Account, Completion Reserve Account, NIPDR Account and the Additional Maintenance Account that are permitted to be used under this Agreement and the Financing Agreement to complete such repair or restoration.

(f)            Notwithstanding anything to the contrary contained in this Section 5.4 (including the failure to satisfy the conditions specified in Section 5.4(c) and to follow the procedures specified in Section 5.4(e)), if there shall occur any damage or destruction of a Project with respect to which Insurance Proceeds for any single loss in an amount that is less than $250,000 is payable, such Insurance Proceeds shall be paid out of the Insurance Proceeds Account to Borrower and applied to the prompt payment of the cost of the repair or restoration of such damage or destruction.

(g)           If, after Insurance Proceeds have been applied to the repair or restoration of a Project as provided in Section 5.4(e), or Section 5.4(f), the

Administrative Agent (at the direction of the Majority Lenders) in consultation with the Independent Consultants reasonably determines that such Project will be able to operate at a level enabling Borrower to satisfy its Obligations under the Financing Documents, when due and payable, any excess Insurance Proceeds shall be paid into the Operating Account, otherwise such excess Insurance Proceeds shall be applied to the prepayment of the Loans and other Obligations as provided in Section 2.4(g) of the Financing Agreement (pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered to Depositary solely by Administrative Agent).

5.5           Application of Eminent Domain Proceeds. All amounts and proceeds (including instruments) received in respect of any Event of Eminent Domain (“Eminent Domain Proceeds”) shall be subject to the same treatment as Insurance Proceeds as provided in Section 5.4, mutatis mutandis.

5.6           Application of Certain Damages Payments; Mandatory Prepayments.

(a)           As contemplated by Section 2.1, on or prior to the Financial Closing Date, Depositary shall establish in the name of the Administrative Agent at Depositary an account entitled “New York 2006 Portfolio Wind Generation Projects – Non-Insurance Proceeds Damage Restoration Account” (the “NIPDR Account”).

(b)           Performance Damages. Any performance damage payment in an amount greater than $1,000,000 made to any Noble Entity for or on account of any permanent diminution in the performance of any of the Projects, including liquidated damages for failing to achieve the Power Curve Guarantee (as defined in the Turbine Supply Agreement), shall be applied to the prepayment of the Loans and other Obligations as provided in Section 2.4(g) of the Financing Agreement (pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered to Depositary solely by Administrative Agent).

(c)           Damage Payments. Any damage payment (other than Insurance Proceeds) in an amount greater than $1,000,000 made to any Noble Entity in order to compensate for physical (as distinct from consequential or loss of profit) damage suffered by any Project shall be deposited into the NIPDR Account (and segregated from any amounts deposited therein pursuant to Section 5.6(d)) and shall be available as directed by Borrower pursuant to an Executed Withdrawal/Transfer Certificate for repair of such physical damage upon approval by the Administrative Agent in its reasonable judgment (in consultation with the Independent Engineer) and within a reasonable amount of time of a detailed plan for effectuating such repair and related improvements.

(d)           Any other damage payment in an amount greater than $1,000,000 made to any Noble Entity that does not comprise damage payments of the type described in clauses (b) and (c) of this Section 5.6, including any payment made to any Noble Entity pursuant to any litigation or other legal proceeding or pursuant to surety, performance or similar bonds or letters of credit relating to any Project, shall be deposited into the NIPDR Account (and segregated from any amounts deposited therein pursuant to Section 5.6(c)). If, commencing on the second anniversary of the date on which any payments pursuant to this clause (d) are deposited in the NIPDR Account, the Projected Debt Service Coverage Ratios calculated as of such date for each Repayment Date during the remaining Term are (a) no less than 1.45 to 1 under a P50 Production Level, and (b) at least 1.00 to 1 under a P99 Production Level, then such payments (and accrued interest with respect thereto) shall be deposited into the Operating Account for application in accordance with Section 5.2(a)(i). If such Projected Debt Service Coverage Ratios do not meet or exceed the levels described in the immediately preceding sentence on such anniversary, then such payments (and accrued interest with respect thereto) shall be applied to the prepayment of the Loans and other Obligations as provided in Section 2.4(g) of the Financing Agreement (pursuant to an Executed Withdrawal/Transfer Certificate executed and delivered to Depositary solely by Administrative Agent).

(e)           Any damage payment which would comprise a damage payment of the type described in clauses (b), (c) or (d) of this Section 5.6 which is in an amount less than or equal to $1,000,000 shall be (i) available as directed by Borrower pursuant to an Executed Withdrawal/Transfer Certificate for repair of any damage or (ii) otherwise deposited in the Operating Account.

5.7           Earnings on Accounts. All earnings on amounts credited to any Account (including Permitted Investments held or credited therein) maintained hereunder shall accrue to such Account, as applicable.

ARTICLE 6

TERMINATION OF AGREEMENT

The rights and powers granted herein to Administrative Agent have been granted in order, among other things, to perfect Administrative Agent’s security interests in the Accounts and to permit Administrative Agent to carry out its duties under the Financing Agreement, are powers coupled with an interest, and will neither be affected by the bankruptcy of Borrower or any other Person nor by the lapse of time. Except as otherwise provided herein, the obligations of Depositary hereunder shall continue in effect until the Obligations have been paid in cash in full pursuant to the terms of this Agreement and the other Financing Documents. Administrative Agent shall promptly notify Depositary (with a copy to Borrower) of such payment in writing. All right, title and interest of Administrative Agent in the Accounts shall so terminate and revert to Borrower upon the payment in full in cash of all Obligations (other than the Obligations that are intended to survive the termination of the Financing Documents). At such time, Administrative Agent shall notify Depositary to, and upon such notification Depositary shall, pay any amounts (including Permitted Investments) then remaining in any of the Accounts to an account designated in writing by Borrower to Depositary. No termination of any Secured Party’s interest hereunder shall affect the rights of any other Secured Party hereunder.

ARTICLE 7

MISCELLANEOUS

7.1           Notices. Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to Depositary:	The Bank of New York
101 Barclay Street
Floor 8, West
New York, NY 10286
Attn: Corporate Finance Group
Telephone No.: (212) 815-4799
Facsimile No.: (732) 667-9245

If to Administrative Agent:	Dexia Credit Local New York Branch
445 Park Avenue, 7th Floor
New York, New York 10022
Attn: Project Finance Portfolio Management
Telephone No.: (212) 515-7000
Facsimile No.: (212) 753-5522

If to Borrower:	Noble Environmental Power 2006 Hold Co, LLC
8 Railroad Avenue
Suite 8, Second Floor
Essex, CT 06426
Attn: Vice President – Asset Management
Telephone No.: (860) 581-5010
Facsimile No.: (860) 767-7041

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express, ETA, Emery, DHL, Air Borne and other similar overnight delivery services), (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by telecopy. Notice so given shall be effective upon actual receipt by the addressee, except that communication or notice so transmitted by telecopy shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is transmitted if transmitted before 4 p.m., recipient’s time, and if transmitted after that time, on the next following Banking Day (in each case as evidenced by transmittal confirmation received by the transmitter); provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender and if notice is sent by telecopy the transmitter will endeavor to confirm such telecopy by telephone, it being agreed that such confirmation by telephone shall be deemed to have occurred in the event the party delivering such notice or other communication has endeavored to leave a voicemail message at the number listed above for the recipient of such notice or other communication. Any party shall have the right to change its address for notice hereunder to any other location within the United States by giving of thirty (30) days’ written notice to the other parties in the manner set forth herein above. In the event a Withdrawal/Transfer Certificate is delivered to Depositary in accordance with the terms of this Agreement, Depositary is authorized to seek confirmation of the instructions contained therein by telephone call-back to Administrative Agent at the number designated in Schedule A and Depositary may rely upon the confirmation of anyone at such number purporting to be the person or persons so designated by the Administrative Agent. The persons and telephone numbers for call-backs may be changed only in writing by the Administrative Agent actually received and acknowledged by the Depositary. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

7.2           Benefit of Agreement. Nothing in this Agreement, expressed or implied, shall give or be construed to give to any Person other than the parties hereto and the Secured Parties, any legal or equitable right, remedy or claim under this Agreement, or under any covenants and provisions of this Agreement, each such covenant and provision being for the sole benefit of the parties hereto and the Secured Parties.

7.3           Delay and Waiver. No failure or delay by Administrative Agent or Depositary in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Administrative Agent hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 7.4, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

7.4           Amendments. No provision of this Agreement may be amended, modified or supplemented, except in a writing signed by each of the parties hereto and except as permitted by the Financing Agreement. In addition to the foregoing, the provisions relating to the priority of payments to the Wyoming County IDA and the Clinton County IDA contained in Sections 5.2(a)(i), 5.2(b)(i), 5.2(c), 5.3(b)(i), and 5.3(c)(iii) of this Agreement, may not be amended, modified or supplemented except in a writing signed by the Wyoming County IDA and the Clinton County IDA, as applicable, prior to the termination of the IDA Documents to which such entity is a party.

7.5           Governing Law. THIS AGREEMENT AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE AND WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). REGARDLESS OF ANY PROVISION IN ANY OTHER AGREEMENT, FOR PURPOSES OF THE UCC, THE “SECURITIES INTERMEDIARY’S JURISDICTION” AND “BANK’S JURISDICTION” OF DEPOSITARY WITH RESPECT TO THE ACCOUNTS IS THE STATE OF NEW YORK.

7.6           Submission to Jurisdiction. Administrative Agent, Depositary and Borrower agree that any legal action or proceeding by or against Borrower or with respect to or arising out of this Agreement or any other Financing Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, as Administrative Agent may elect. By execution and delivery of this Agreement, Administrative Agent, Depositary and Borrower accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. Administrative Agent, Depositary and Borrower irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to Administrative Agent, Depositary or Borrower, as the case may be, at their respective addresses for notices as specified herein and that such service shall be effective five (5) Banking Days after such mailing. Nothing herein shall affect the right of Administrative Agent or Depositary to bring legal action or proceedings in any other competent jurisdiction. Administrative Agent, Depositary and Borrower hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement or any other Financing Document brought before the foregoing courts on the basis of forum non-conveniens.

7.7           WAIVER OF JURY TRIAL. BORROWER, DEPOSITARY AND ADMINISTRATIVE AGENT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF BORROWER, DEPOSITARY OR ADMINISTRATIVE AGENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.

7.8           Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity,

legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

7.9           Headings. Article and Section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such Article and Section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

7.10         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Borrower may not assign or otherwise transfer any of its rights or obligations hereunder. Depositary may only assign or otherwise transfer any of its rights or obligations hereunder in accordance with the terms of this Agreement (including Section 3.6). Administrative Agent may only assign or otherwise transfer any of its rights or obligations hereunder in accordance with the terms of the Financing Agreement (including Article 10 thereof).

7.11         Entire Agreement. This Agreement, and each of the other Financing Documents, integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

7.12         Consequential Damages. In no event shall any party be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including lost profits), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement, even if such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

7.13         Survival of Agreements. All covenants, agreements, representations and warranties made by Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of the Loans and other financial accommodations under the Financing Agreement, and shall continue in full force and effect so long as this Agreement has not been terminated in accordance with the terms hereof and the Financing Agreement. The provisions regarding the payment of expenses and indemnification obligation, including Sections 3.6.5, 7.12 and 7.15, shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and other financial accommodations under the Financing Agreement, the termination of this Agreement or any provision hereof or the resignation of removal of Depositary until all applicable statutes of limitation (including any extensions thereof) have expired.

7.14         Further Information. Depositary shall promptly provide Administrative Agent and Borrower with any information reasonably requested by Administrative Agent or Borrower (as the case may be) concerning balances in the Accounts and payments from such Accounts.

7.15         Additional Depositary Provisions. Depositary may execute or perform any duties under this Agreement either directly or through agents or attorneys. Depositary shall act as an agent only and shall not be responsible or liable in any manner for soliciting any funds or for the sufficiency, correctness, genuineness or validity of any funds or securities deposited with or held by it, except in the case of its gross negligence, willful misconduct or bad faith. Depositary shall be fully protected in acting or refraining from acting upon any written notice, certificate, instruction, request or other paper or document (whether in its original or facsimile form), as to the due execution thereof and the validity and effectiveness of the provisions thereof and as to the truth of any information contained therein, which Depositary in good faith believes to be genuine. Depositary shall not be liable for any error of judgment or for any act done or step taken or omitted except in the case of its gross negligence, willful misconduct or bad faith

(including any action taken pursuant to Section 2.3.1). In the event of any dispute as to the construction or interpretation of any provision of this Agreement, Depositary shall be entitled to consult with and obtain advice from legal counsel of its own selection in its sole discretion.

None of the provisions of this Agreement shall be construed to require the Depositary in its individual capacity to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or thereunder.

7.16         Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

7.17         Third Party Beneficiaries. For purposes of the provisions relating to the priority of payments to the Wyoming County IDA and the Clinton County IDA contained in Sections 5.2(a)(i), 5.2(b)(i), 5.2(c), 5.3(b)(i), and 5.3(c)(iii) of this Agreement, the Wyoming County IDA and the Clinton County IDA are express third- party beneficiaries. Such rights are in addition to the rights of the parties hereto, none of which are waived.

[SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Depositary Agreement to be duly executed and delivered as of the date first above written.

NOBLE ENVIRONMENTAL POWER 2006 HOLD CO, LLC, as Borrower

By:	/s/ Charles C. Hinckley
Name:	Charles C. Hinckley
Title:	Chief Executive Officer

DEXIA CREDIT LOCAL NEW YORK BRANCH,
as Administrative Agent

By:	/s/ Guy Cirincione
Name:	Guy Cirincione
Title:	Deputy General Manager

THE BANK OF NEW YORK, as Depositary

By:	/s/ Alexander Pabon
Name:	Alexander Pabon
Title:	Assistant Vice President

[Depositary Agreement]

ACKNOWLEDGED AND AGREED:

NOBLE BLISS WINDPARK, LLC,

By:	/s/ Charles C. Hinckley
Name:	Charles C. Hinckley
Title:	Chief Executive Officer

NOBLE CLINTON WINDPARK I, LLC,

By:	/s/ Charles C. Hinckley
Name:	Charles C. Hinckley
Title:	Chief Executive Officer

NOBLE ELLENBURG WINDPARK, LLC,

By:	/s/ Charles C. Hinckley
Name:	Charles C. Hinckley
Title:	Chief Executive Officer

[Depositary Agreement]

Schedule A

to Depositary Agreement

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Payment Instructions

Depositary is authorized to confirm payment instructions issued in the name of Administrative Agent with any person purporting to be a person designated below at the number below, whether or not that person is the person who has issued the payment instructions to Depositary.

Name	Telephone Number

(Note: If less than five persons, type “N/A” on excess lines provided. If more than five persons, attach and sign a supplemental Schedule.)

Customer Name

Printed Name of Authorized Signatory

Signature

Title

[Depositary Agreement]

Appendix I

to Depositary Agreement

Wire Instructions for the Accounts

The Bank of New York

ABA # 021000018

Acct # ###

Acct Name: Corporate Trust Agency

For Further Credit To: Account #

Re: Name of Co.

Attn: Alexander Pabon

[Depositary Agreement]